UNITED STATES
SECURITIES AND EXCHANGE COMMISSIO
N
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) o
f
th
e
Securities Exchange Act of 1934

Filed by the Registrant
☒
                             Filed by a party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12
RUTH’S HOSPITALITY GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice Of Annual Meeting of Stockholders

When

Tuesday, May 23, 2023

1:00 P.M. – Eastern Time

Where

Ruth’s Chris Steak House

480 N. Orlando Ave., Suite 100

Winter Park, Florida 32789

How to vote

In Person:

Stockholders with evidence of stock

ownership may attend and vote at the

annual meeting.

Via the Internet:

www.proxypush.com/RUTH

By Mail:

Complete, sign and mail the enclosed

proxy card

By Telephone (Toll Free):

1-866-703-0782

          April 20, 2023

To our Stockholders:

On behalf of the Board of Directors of Ruth’s Hospitality Group, Inc. (the “Company” or “Ruth’s”), you are cordially invited to attend our 2023 Annual Meeting of Stockholders. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

Voting Matters	Board Recommendation	Page
Proposal 1: To elect as directors the nominees named in the accompanying proxy statement	✓ FOR each director nominee	8
Proposal 2: To act on an advisory vote on executive compensation as disclosed in the accompanying proxy statement	✓ FOR	35
Proposal 3: To conduct an advisory vote on the frequency of future advisory votes on our named executive officer compensation	✓ ONE YEAR	66
Proposal 4: To ratify the appointment of our independent registered public accounting firm	✓ FOR	67

We will also act upon any other matters properly brought before the annual meeting.

Stockholders of record at the close of business on March 29, 2023 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the accompanying proxy card or voting instruction card. If your shares are held in the name of a bank, broker or other record holder, their voting procedures should be described on the voting form they send to you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement. We encourage you to vote via the Internet or by telephone.

By order of the Board of Directors,

Marcy Norwood Lynch

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 23, 2023

This proxy statement and our 2022 Annual Report to Stockholders are available at www.proxydocs.com/RUTH

PROXY STATEMENT

The Board of Directors of Ruth’s Hospitality Group, Inc. (which we also refer to as “Ruth’s,” “the Company,” “we,” “us,” or “our”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on Tuesday, May 23, 2023, beginning at 1:00 P.M., at Ruth’s Chris Steak House, 480 N. Orlando Ave., Suite 100, Winter Park, Florida 32789, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting. This proxy statement, accompanying form of proxy, and the Company’s annual report are first being sent to stockholders on or about April 20, 2023.

PROXY SUMMARY

This summary highlights information collected elsewhere in this proxy statement or in our corporate governance documents published on our website: www.rhgi.com. This summary does not contain all of the information you should consider. We encourage you to read this proxy statement in its entirety before voting.

Company Overview

Ruth’s Hospitality Group, Inc., headquartered in Winter Park, Florida, is the largest fine dining steakhouse company in the United States as measured by the total number of Company-owned and franchisee-owned restaurants, with 131 Ruth’s Chris Steak House locations in the United States, and 23 international franchisee-owned restaurants in Aruba, Canada, China, Hong Kong, Indonesia, Japan, Mexico, the Philippines, Singapore and Taiwan, for a total of 154 restaurants worldwide at the end of 2022, specializing in USDA Prime grade steaks served in Ruth’s Chris’ signature fashion – “sizzling.”

2	Nasdaq: RUTH

PROPOSAL 1 ELECTION OF DIRECTORS	∎ For further information, please see page 8.
✓ Your Board of Directors recommends a vote FOR each of the Director nominees

Director Nominees

Our Board of Directors (the “Board”) recommends that you vote “for” all of the director nominees listed below. Set forth below is summary information about each director nominee, with more detailed information about the qualifications and experience of each director nominee contained under Proposal 1 – Election of Directors beginning on page 8 of this proxy statement.

			Committee Membership
Nominee and Principal Occupation	Age	Director Since	A	C	NG	CSR
Giannella Alvarez Former Chief Executive Officer of Beanitos, Inc.	63	2016	○		○	○

Mary L. Baglivo Chief Executive Officer of The Baglivo Group; former Chief Executive Officer and Chair, Americas at Saatchi & Saatchi Worldwide.	65	2017		○	○

Carla R. Cooper Former President & Chief Executive Officer of Daymon Worldwide	72	2003		○

Cheryl J. Henry President, Chief Executive Officer, and Chairperson of the Board of Ruth’s Hospitality Group, Inc.	49	2018				○

Stephen M. King Former Chief Executive Officer and former Chairman of the Board of Dave & Buster’s Entertainment, Inc.	65	2018

Michael P. O’Donnell Former Chief Executive Officer and former Chairman of the Board of Ruth’s Hospitality Group, Inc.	67	2008				○

Marie L. Perry Chief Financial Officer, ASGN Incorporated	57	2018	○	○

Robin P. Selati Senior Advisor of Madison Dearborn Partners, LLC	57	1999			○

A  Audit    C  Compensation    NG  Nominating & Corporate Governance    CSR  Corporate & Social Responsibility        Chair

○  Member

Our Business and Strategy

We develop and operate fine dining restaurants under the trade name Ruth’s Chris Steak House. As of December 25, 2022, there were 154 Ruth’s Chris Steak House restaurants, making us one of the largest upscale steakhouse companies in the world. The Ruth’s Chris brand reflects our 57-year plus commitment to the core values instilled by our founder, Ruth Fertel, of caring for Guests by delivering the highest quality food, beverages and genuine

3	Nasdaq: RUTH

hospitality in a warm and inviting atmosphere. Today, we operate Ruth’s Chris Steak House restaurants around the world while staying true to our founder’s values and our New Orleans roots.

The restaurant industry in which we compete is a mature segment, and we have a long operating history in upscale fine dining. The restaurant business is highly cyclical and results can be affected by consumer spending, commodity prices, and real estate costs. Our approach is to maintain a strategy focused on multi-year, long-term results.

Historically, the Company’s strategy is to deliver a total return to stockholders by maintaining a healthy core business, growing with a disciplined investment approach and returning excess capital to stockholders. The Company strives to maintain a healthy core business by growing sales through traffic, managing operating margins and leveraging its infrastructure. In March 2020, the World Health Organization declared the novel coronavirus (COVID-19) a pandemic and the United States declared it a National Public Health Emergency, which resulted in the Company focusing on a shorter-term strategy that preserved liquidity and maximized restaurant operating income. The Company has returned to a balanced strategy that is focused on maintaining a healthy balance sheet and a healthy core business, being disciplined in evaluating future growth opportunities and returning excess capital to stockholders. The Company evaluates disciplined growth opportunities in markets with attractive sales attributes and solid financial returns. The Company believes that its franchisee program is a point of competitive differentiation and looks to grow its franchisee-owned restaurant locations as well. From time to time, the Company may also consider acquiring franchisee-owned restaurants at terms that it believes are beneficial to the Company.

Corporate Governance Highlights

Our corporate governance principles reflect our commitment to diversity and reflect feedback we have received from our stockholders. Some of our corporate governance highlights include:

▪	A diverse and highly skilled Board that provides a range of viewpoints

▪	63% of the Board is comprised of women directors

▪	Our Chairperson of the Board is a woman

▪	50% of the Board’s Committee Chair positions are held by women

▪	25% of the Board is comprised of African American and Hispanic directors

▪	38% of the Board is comprised of directors with a tenure of 5 years or less – emphasizing our commitment to Board refreshment

▪	75% of the Board is comprised of independent directors

▪	Declassified Board

▪	A strong and experienced Lead Independent Director

▪	Independent directors hold executive sessions without management present

▪	All standing Board committees are composed of 100% independent directors

▪	Majority voting standard for director elections

▪	Annual Board and committee evaluations

▪	Annual review of succession planning

▪	Annual three day meeting focused on strategic objectives and strategic planning

▪	Limits on number of outside directorships

▪	Named Executive Officers (“NEO”) and directors are subject to stock ownership guidelines and stock retention requirements

▪	Executives and directors are prohibited from engaging in short sales, derivatives trading, and hedging transactions, and we impose restrictions on pledges and margin account use

4	Nasdaq: RUTH

▪	Code of business conduct applicable to all Team Members, officers and directors
▪	Board oversight of cybersecurity and other Enterprise Risk Management matters
▪	Board oversight of environmental, social, and governance (“ESG”) matters

Stockholder Engagement

As part of our continuing efforts to better understand stockholders’ key concerns, we continued our stockholder outreach initiative in 2022. Additional information about our stockholder engagement efforts and how we have used the insight gained from discussions with our stockholders can be found on page 35 of this proxy statement. The Company and the Board of Directors are committed to engaging with our stockholders and will continue to seek opportunities for dialogue with our stockholders on various matters.

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION	∎ For further information, please see page 35.
✓ Your Board of Directors recommends a vote FOR the approval of Named Executive Officer compensation.

Our Compensation Program

The objective of our executive compensation program is to maintain a close link between pay and performance, both long-term and short-term. We believe the compensation of our executives should be closely tied to the performance and growth of the Company, so their interests are aligned with the long-term interests of our stockholders. Additionally, our executive compensation programs and policies are intended to support the development and retention of a strong executive team, provide appropriate incentives that support our business strategy and values, build and retain a talented team, and mitigate risks associated with compensation. We strive to provide a total compensation package that fairly and equitably rewards our senior leadership as a team and as individuals, and we expect superior performance from each of them, individually, and collectively, as a team.

Executive Compensation Highlights

As the world and the Company faced its third year of impacts from the COVID-19 pandemic, we continued to display resilience and agility in the face of uncertainty and constantly changing restrictions on restaurant operations throughout the world. As of December 25, 2022, all Company-owned and managed Ruth’s Chris Steak House restaurant dining rooms were open and our revenues, results of operations and cash flows exceeded levels comparable to periods prior to the pandemic.

In 2021, in response to feedback from stockholders and large proxy advisory services companies, as well as a review of the executive compensation practices of our peer group and other restaurant companies, we undertook a review of our compensation and benefits programs at all levels of the organization to address several key issues. As described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee engaged an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist it in its review of our management compensation levels and programs to ensure that our executive compensation program is commensurate with those of public companies similar in size and scope to us.

5	Nasdaq: RUTH

During its engagement, FW Cook participated in meetings of the Compensation Committee and advised it with respect to compensation trends and practices, plan design, and the reasonableness of individual awards.

As part of FW Cook’s work throughout 2021, we implemented significant changes to our executive compensation structure for 2022 and beyond. We believe that this overhaul to the executive compensation system will better reflect not only the pay-for-performance structure the Company has had in place for many years, but will also take into account a wider range of financial and non-financial metrics, incentivizing not only positive financial performance, but also the achievement of the non-financial goals we put in place at the beginning of each fiscal year.

In 2022, the Company transitioned to a three-year, forward-looking Long Term Incentive award program for its executives. Prior to the 2022 Long Term Incentive equity awards, such awards were earned on a backward-looking basis, meaning the performance in a fiscal year resulted in equity grants early the following year. Working closely with FW Cook, the Compensation Committee elected to discontinue this backward-looking approach based on its review of competitive market practices and input from our stockholders and from certain proxy advisory services companies. As a result, equity grants in 2022 under the Long Term Incentive award program were made with a three-year forward-looking approach, with the first of those grants scheduled to vest – if certain performance targets are achieved over that three year period – in 2025, three years after the grant. Under the new forward-looking program, each year of the performance period, the Compensation Committee determines whether, and at what percentage, the performance goals are met for the preceding year. At the end of the three-year performance period, the Compensation Committee will evaluate the performance levels for each of the three years and establish a percentage, between 0% and 200%, at which the equity grants will be paid out, if at all. Failure to achieve the pre-established minimum performance threshold amounts would result in no payout being made in 2025 (for the 2022 grants), thereby putting executive Long Term Incentive award grants fully at risk if performance minimum targets are not achieved.

In 2022, the Company also included in its non-equity Home Office Bonus Program (the “Bonus Plan”) objective and measurable non-financial goals, in addition to financial performance goals based on EBITDA and adjusted EBITDA. The Bonus Plan calculations for 2022 were based on 80% financial goals and 20% strategic objectives, with maximum, target, and threshold requirements set for each such goal. For fiscal year 2022, management identified, and the Compensation Committee adopted, the following strategic objectives to be included in the Strategic Objectives portion of the bonus: (i) progress on data and digital milestones; (ii) progress on ESG initiatives; and (iii) opening of new restaurants. The 80/20 weighting of financial and strategic objectives allowed participants in the Bonus Plan to not only work toward financial targets across the Company, but allowed for interactive input and contributions toward objective strategic goals throughout the fiscal year.

Although fiscal 2022 began with the spread of the Omicron variant of COVID-19, restaurant sales in 2022 were $475.4 million compared to $402 million in 2021. Operating income in 2022 was $47 million, or 9.3% of total revenues, compared to $49.7 million in 2021. Net income in 2022 was $38.6 million, or $1.15 per diluted share, compared to net income of $42.3 million, or $1.23 per diluted share, in 2021. The Company’s fiscal 2022 EBITDA was 99.65% of its Bonus Plan financial target, and the Compensation Committee determined that the Company achieved its Bonus Plan strategic targets for 2022. After careful consideration of the Company’s, the executives’ and Team Members’ performance in 2022, the Compensation Committee of the Board of Directors approved payments to our Home Office Team Members, including our Named Executive Officers, of 99.72% of their bonus potential under the Bonus Plan. Because all payouts were earned within the parameters of the pre-established Bonus Plan, no Committee discretion was used.

6	Nasdaq: RUTH

Executive Compensation Best Practices

Our key executive compensation practices are summarized below. We believe these practices promote alignment with the interests of our stockholders and are consistent with market best practices.

WHAT WE DO:

✓  Review and consider stockholder feedback in structuring executive compensation.

✓  Grant annual restricted stock awards based on retention/tenure and annual Performance Share Unit (PSUs) awards that vest upon achievement of forward-looking performance metrics.

✓  Apply multi-year vesting requirements to all equity awards to facilitate retention and ensure performance alignment, generally these are 3 years post-grant.

✓  Retain an independent compensation consultant to advise the Compensation Committee.

✓  Review external market data when making compensation decisions.

✓  Prohibit hedging.

✓  Prudently exercise discretion to be responsive to the cyclical nature of our business and advance our goal of creating value for our stockholders.

✓  Generally set our total compensation target opportunities at the median level for our market.

✓  Maintain stock ownership guidelines for all Named Executive Officers and Directors. Ensure guidelines are achieved.

✓  Conduct an annual “Say-on-Pay” vote.

WHAT WE DON’T DO:

✗   No automatic, annual increase in executive salaries.

✗   No exchange of underwater options for cash.

✗   No option repricing without stockholder approval.

✗   No gross-ups.

✗   No short-selling, trading in derivatives or engaging in hedging transactions by executives or directors.

✗   No excessive perquisites.

✗   No high percentage of fixed compensation.

✗   No guaranteed minimum payouts or uncapped award opportunities.

✗   No compensation or incentives that encourage unnecessary or excessive risk taking.

PROPOSAL 3 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	∎ For further information, please see page 66.
✓ Your Board of Directors recommends a vote FOR the inclusion annually of future advisory votes on our Named Executive Officer compensation.

The Company is required to submit for stockholder vote, at least once every six years, a non-binding advisory resolution to determine whether the advisory stockholder vote on executive compensation should occur every one, two or three years. In this Proposal No. 3, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future advisory votes on executive compensation. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

This advisory vote on frequency is required pursuant to Section 14A of the Securities Exchange Act, as amended. As an advisory vote, the results of this vote will not be binding on the Board of Directors or the Company.

7	Nasdaq: RUTH

Although the vote is advisory and non-binding, the Board of Directors values the opinions of our stockholders, and will consider the outcome of this advisory vote when determining the frequency of the advisory vote to approve named executive officer compensation. The proxy card gives you four choices for voting on this item. You may choose whether the say-on-pay vote should be conducted EVERY ONE (1) YEAR, EVERY TWO (2) YEARS or EVERY THREE (3) YEARS. You may also abstain from voting on this item. You are not voting to approve or disapprove the Board’s recommendation on this item.

PROPOSAL 4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	∎ For further information, please see page 67.
✓ Your Board of Directors recommends a vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2023.

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for fiscal 2023 and has further directed that our Board submit the selection of KPMG LLP for ratification by the stockholders at the annual meeting. During fiscal 2022, KPMG LLP served as our independent registered public accounting firm and also provided certain audit-related services as described on page 67. The stockholder vote is not binding on our Audit Committee. If the appointment of KPMG LLP is not ratified, our Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to the stockholders. Even if the appointment of KPMG LLP is ratified, our Audit Committee may, in its sole discretion, terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Company and our stockholders.

Representatives of KPMG LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

CORPORATE GOVERNANCE MATTERS

PROPOSAL 1 ELECTION OF DIRECTORS
✓ Your Board of Directors recommends a vote FOR election of each of the eight Director nominees

Our Board currently is composed of eight directors, with each director serving until the next annual meeting or until their successor is elected. The eight candidates nominated by our Board for election as directors at the 2023 annual meeting of stockholders are also identified below.

All of the nominees have indicated to the Company that they will be available to serve as directors. If any nominee named herein for election as a director should, for any reason, become unavailable to serve prior to the annual meeting, our Board may, prior to the annual meeting, (i) reduce the size of our Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person or (iii) leave the position

8	Nasdaq: RUTH

vacant to be filled at a later time. The information presented below for the nominees has been furnished to the Company by the nominees.

Board of Directors

Board Composition and Refreshment

Our Board is responsible for the oversight and continued success of our Company, which was founded in 1965 by a single working mother, Ruth Fertel, and which is now led, for the first time since Ruth Fertel, by a woman Chairperson of the Board, President, and Chief Executive Officer. Our core values reflect our roots in the legacy of Ruth Fertel and include a commitment to attracting a broad range of skills and experiences to our Board, our executive team, and our Team Members across the Company, all rooted in a commitment to providing the best steak house experience to our Guests.

As a group, our director nominees have broad skills and experience. A majority of our directors have served as the chief executive officer of a public or private company. Over fifty-five percent of our directors are women. Our directors range in age from 49 to 72, with the average being 62 years of age. As a group, they possess a range of important skills including hospitality industry experience, corporate strategy, accounting and finance leadership, international operations, real estate, and ESG experience.

Our Board has been meaningfully refreshed, with five of our seven independent directors joining the board since 2016. We believe this reflects a good mix of new directors, who bring fresh perspectives, and tenured directors, who have contributed to developing our strategy over time and who possess an in-depth knowledge of our history and operations. A majority of non-management directors ensures robust debate and objectivity in the boardroom, while diversity of gender, age, and ethnicity contributes to a diverse range of views.

Selection of Directors

Our Board seeks a diverse group of candidates who possess the background, skills, and expertise to make a significant contribution to our Board, the Company, and its stockholders. Desired qualities to be considered include:

▪	high-level leadership experience in business or administrative activities and significant accomplishments
▪	breadth of knowledge about issues affecting the Company
▪	proven ability and willingness to contribute special competencies to Board activities
▪	personal integrity
▪	loyalty to the Company and concern for its success and welfare
▪	willingness to apply sound and independent business judgment
▪	no present conflicts of interest
▪	availability for meetings and consultation on Company matters
▪	willingness to assume broad fiduciary responsibility
▪	willingness to become a Company stockholder

Our Nominating and Corporate Governance Committee considers all nominees for election as directors of the Company, including all nominees recommended by stockholders, in accordance with the mandate contained in its charter. The Company has used a third-party search firm in the past to help identify, evaluate and conduct due diligence on potential director candidates. In evaluating candidates, the Committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of our Nominating and Corporate

9	Nasdaq: RUTH

Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described below.

Board Diversity Matrix

The following matrix details the current gender identity and demographic background of the members of our Board of Directors. The format of the diversity matrix complies with Nasdaq’s Listing Rule 5606 and requires annual disclosure of board-level diversity statistics.

Board Diversity Matrix (As of April 20, 2023)
Total Number of Directors	8
	Female	Male	Nonbinary
Part I: Gender Identity
Directors	5	3	-
Part II: Demographic Background
African American or Black	1	-	-
Alaskan Native or Native American	-	-	-
Asian	-	-	-
Hispanic or LatinX	1	-	-
White	4	3	-
Two or More Races or Ethnicities	1	-	-
LGBTQIA+	-
Did Not Disclose Demographic Background	-

10	Nasdaq: RUTH

Director Biographies

The following summarizes information about each of the nominees and the continuing directors as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that qualify our nominees and the continuing directors to serve as directors of the Company. The nominees were evaluated and recommended by the Nominating and Corporate Governance Committee in accordance with its process for nominating directors.

Age 63 Director since February 2016 Committees ● Audit ● Nominating & Corporate Governance ● Corporate & Social Responsibility

Giannella Alvarez

Independent Director

Ms. Alvarez has significant P&L, executive and governance leadership experience in public and private companies across a wide range of industry sectors, including operations in the US, Latin America, Europe, Asia and across the globe. She has served as Chief Executive Officer of Beanitos, Inc., a privately held food company based in Austin, TX and sold to the Good Bean Co. in December 2018. Prior to that, she was President and Chief Executive Officer of Harmless Harvest, Inc., an organic food and beverage company based in San Francisco, CA, which she sold to Danone. Prior to that, she served as Executive Vice President of the multi-billion dollar Pet Business at Del Monte Corporation, sold to J. M. Smucker Co. She also served as Group President and Chief Executive Officer for Barilla Americas at Barilla S.p.A., a global company headquartered in Parma, Italy. Prior to that, she held senior global management positions with The Coca-Cola Company (NYSE: KO), Kimberly-Clark Corporation (NYSE: KMB), and The Procter & Gamble (NYSE: PG).

Directorships (within the past 5 years)

Ms. Alvarez currently serves as a director of Driscoll’s, Trulieve (CSE: TRUL), and is Chairperson of the Board of Del Real Foods. She has been an Advisory Board member at NYU Stern School Center for Sustainable Business since 2019. She also served as a director of Domtar Corporation (NYSE: UFS) from 2012 through 2021.

Skills and Qualifications

Ms. Alvarez has extensive experience in strategic planning, branding, marketing, innovation and technology, as well as ESG, business sustainability ROI, and scaling businesses. She has corporate governance and global executive leadership skills with P&L responsibility for multi-billion dollar public and private companies, including managing on the ground operations across a wide range of industries in the U.S., Latin America, Europe, Asia, and across the globe.

11	Nasdaq: RUTH

Age 65 Director since May 2017 Committees ● Nominating & Corporate Governance ● Compensation ● Corporate & Social Responsibility (Chair)

Mary Baglivo

Independent Director

Ms. Baglivo is Chief Executive Officer of The Baglivo Group, a brand strategy advisory consulting firm. She previously served in the Senior Administrations of large research universities. She was Chief Marketing Officer and Vice Chancellor of Marketing and Communications at Rutgers University from 2017 to 2018, and Chief Marketing Officer and Vice President of Global Marketing at Northwestern University from 2013 to 2017. Prior to her work in higher education, Ms. Baglivo was the Chairman and Chief Executive Officer of the Americas at Saatchi & Saatchi from 2008 to 2013 and Chief Executive Officer New York from 2004 to 2008. Prior to joining Saatchi, she was President of Arnold Worldwide from 2002-2004 and Chief Executive Officer of Panoramic Communications from 2001 to 2002.

Directorships (within the past 5 years)

Ms. Baglivo currently serves on the board of directors of Host Hotels & Resorts (Nasdaq: HST) and urban Edge Properties (NYSE: UE), and served on the board of PVH Corp (Nasdaq: PVH) from 2007 until 2021.

Skills and Qualifications

Ms. Baglivo has extensive knowledge and experience in brand strategy, consumer research, and marketing and media across channels including; digital, social media, print and broadcast, as well as public relations, internal communications and crisis communications. Based on her extensive experience as a director on public and private company boards, Ms. Baglivo has depth of knowledge in governance. She is also highly experienced in ESG issues, having served on dedicated Corporate Responsibility Committees in business categories including global apparel.

12	Nasdaq: RUTH

Age 72 Director since December 2003 Committees ● Nominating & Corporate Governance (Chair) ● Compensation

Carla Cooper

Independent Director

Ms. Cooper was President and Chief Executive Officer of Daymon Worldwide from 2009 until 2015. Ms. Cooper served as Senior Vice President of Quaker, Tropicana and Gatorade Sales for PepsiCo, Inc. (NYSE: PEP) from 2003 to 2009. From 2001 to 2003, Ms. Cooper served as President of Kellogg Company’s (NYSE: K) Natural and Frozen Foods Division. From 2000 to 2001, Ms. Cooper was Senior Vice President and General Manager of Foodservice for Kellogg Company. From 1988 to 2000, Ms. Cooper was employed in various positions with Coca-Cola USA, including as Vice President, Customer Marketing.

Directorships (within the past 5 years)

None

Skills and Qualifications

Ms. Cooper has extensive experience in sales, marketing and franchising in the food industry and has insight into vendor relationships.

Age 49 Director since August 2018 Committees Corporate & Social Responsibility

Cheryl Henry

Chairperson of the Board, President and Chief Executive Officer

Ms. Henry has served as President and Chief Executive Officer of the Company since August 2018 and was appointed to the Board of Directors as of that date. In 2021, Ms. Henry became Chairperson of the Board of Directors. Prior to that she was President and Chief Operating Officer from July 2016 to August 2018. Ms. Henry served as Senior Vice President and Chief Branding Officer from August 2011 to July 2016 and from June 2007 to August 2011 served in various roles with the Company, including as Chief Business Development Officer. Prior to joining the Ruth’s Hospitality Group team, she was the Chief of Staff for the Mayor of Orlando.

Directorships (within the past 5 years)

Ms. Henry previously served on the Board of Trustees of the Culinary Institute of America and on the Board of Governors of the Center for Creative Leadership.

Skills and Qualifications

Ms. Henry has experience in strategic planning, operations, real estate development, marketing, consumer branding, franchising, and has executive leadership skills.

13	Nasdaq: RUTH

Age 65 Director since January 2018 Committees Audit Committee (Chair)

Stephen M. King

Independent Director

Mr. King served on the Board of Directors of Dave & Buster’s Entertainment, Inc. (Nasdaq: PLAY) from 2006 until 2021, and was its Chairman of the Board from 2017 until April 2021. Mr. King served as Dave & Buster’s Chief Executive Officer from September 2006 until August 2018, and from March 2006 until September 2006, Mr. King served as its Senior Vice President and Chief Financial Officer. From 1984 to 2006, he served in various capacities for Carlson Restaurants Worldwide Inc., a company that owns and operates casual dining restaurants worldwide, including Chief Financial Officer, Chief Administrative Officer, Chief Operating Officer and President and Chief Operating Officer of International.

Directorships (within the past 5 years)

Skiptown (2022 to the present)

Dave & Buster’s Entertainment, Inc. (2006 to 2021)

Skills and Qualifications

Mr. King has extensive knowledge and experience as a former chief executive of a publicly traded restaurant and entertainment company as well as accounting and finance experience.

14	Nasdaq: RUTH

Age 67 Director since August 2008 Committees Corporate & Social Responsibility

Michael P. O’Donnell

Mr. O’Donnell served as Executive Chairman of our Board from August 2018 until December 2020, was Chairman of the Board from October 2010 to May 2021, was a director and Chief Executive Officer from August 2008 to August 2018, and was President from August 2008 to July 2016. Mr. O’Donnell has spent more than 25 years in the restaurant industry, having been formerly the Chairman of the Board of Directors, President and Chief Executive Officer of Champps Entertainment, Inc. from March 2005 until the company was sold in 2007. Prior to that, Mr. O’Donnell served in several leadership positions in the restaurant industry, including President and Chief Executive Officer of New Business and President of Roy’s for Outback Steakhouse, Inc., President and Chief Operating Officer of Miller’s Ale House, Chairman, President and Chief Executive Officer of Ground Round Restaurants, Inc. and key operation positions with T.G.I. Friday’s and Pizza Hut.

Directorships (within the past 5 years)

Mr. O’Donnell currently serves as Chairman of the Board of California Pizza Kitchen and as a director with Hickory Tavern. During the previous five years, Mr. O’Donnell also served as a director of Logan’s Roadhouse and as Vice Chairman of the Rollins College Board of Trustees.

Skills and Qualifications

In addition to his leadership skills, Mr. O’Donnell has extensive experience with other restaurant companies and is very knowledgeable of the restaurant industry.

15	Nasdaq: RUTH

Age 57 Director since August 2018 Committees ● Audit ● Compensation

Marie L. Perry

Independent Director

Ms. Perry is the Chief Financial Officer of ASGN Incorporated (NYSE: ASGN). Ms. Perry was the Senior Vice President and Chief Financial Officer of Brink’s, U.S. until February 2022, was Chief Financial Officer, Executive Vice President and Chief Administrative Officer of Jamba, Inc. (Nasdaq: JMBA) from August 2016 until September 2018 and served as its Executive Vice President, Finance, from May 2016 to August 2016. From 2003 to 2016, Ms. Perry held roles leading all aspects of the finance team at Brinker International, Inc. (NYSE: EAT) including having served as interim CFO during a 12-month period, and most recently, serving as Senior Vice President, Controller and Treasurer. Ms. Perry also held senior finance and accounting roles at American Airlines (Nasdaq: AAL) and KPMG LLP.

Directorships (within the past 5 years)

None

Skills and Qualifications

Ms. Perry has experience as a chief financial officer of a publicly traded restaurant company as well as accounting and finance experience.

16	Nasdaq: RUTH

Age 57 Director since September 1999 Committees ● Compensation (Chair) ● Nominating & Corporate Governance

Robin P. Selati

Lead Independent Director

Mr. Selati has served as a member of our Board of Directors since September 1999, and served as Chairman of our Board of Directors from April 2005 to September 2006 and from April 2008 to October 2010. Mr. Selati is the President of Saxonwold Capital Inc. (a private investment vehicle) and a Senior Advisor of Madison Dearborn Partners, LLC (“Madison Dearborn”). He joined Madison Dearborn in 1993 and was a Managing Director through 2017. Before 1993, Mr. Selati was with Alex. Brown & Sons Incorporated.

Directorships (within the past 5 years)

Mr. Selati currently serves as a director of Redberry Group and Blue Note Holdings, LLC. During the previous five years, Mr. Selati also served as a director for B.F. Bolthouse Holdco LLC, CDW Corporation (Nasdaq: CDW), Things Remembered, Inc., Performance Health, and The Yankee Candle Company, Inc.

Skills and Qualifications

Mr. Selati is very knowledgeable of the capital markets, public company strategies and executive compensation, has been a successful investor in the restaurant industry for over two decades, and currently sits (and previously sat) on the boards of several public and private restaurant companies.

Communication with the Board of Directors

Our Board and management team value the opinions and feedback of our stockholders, and we engage with stockholders throughout the year on a variety of issues, including our corporate governance practices. Stockholders may send communications to the Company’s directors as a group or individually by writing to those individuals or the group: c/o the Corporate Secretary, 1030 W. Canton Avenue, Suite 100, Winter Park, Florida 32789. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of our Board or the business of the Company to the intended director(s). Examples of inappropriate communications include business solicitations, advertising and communications that are frivolous in nature, communications that relate to routine business matters (such as product inquiries, complaints or suggestions), or communications that raise grievances that are personal to the person submitting them. Upon request, any director may review any communication that is not forwarded to the directors pursuant to this policy.

Stockholder Nominations

Stockholders may recommend director candidates for our 2024 annual meeting for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name, qualifications for Board membership, confirmation of the person’s willingness to serve, and the information that would be required to be furnished if the stockholder were directly nominating such person for election to the Board and should be directed to the Corporate Secretary at the address of our principal executive offices set forth

17	Nasdaq: RUTH

herein. The Nominating and Corporate Governance Committee recommends, and the Board selects, director candidates using the criteria and priorities established from time to time. The composition, skills and needs of the Board change over time and will be considered in establishing the desirable profile of candidates for any specific opening on the Board.

A stockholder wishing to nominate their own candidate for election to our Board at our 2024 annual meeting must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary at our principal executive offices no earlier than January 24, 2024 and no later than February 23, 2024. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices no less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice must be so received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

To be in proper form, a stockholder’s notice must set forth:

(i)	as to each person whom the stockholder proposes to nominate for election as a director at such meeting,
▪	the name, age, business address and residence of the person;
▪	the principal occupation or employment of the person;
▪	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person;
▪

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and each proposed nominee;

▪

a completed and signed written questionnaire delivered to the Secretary of the Company at the principal executive offices of the Company (in the form to be provided by the Secretary of the Corporation within 10 days of a written request for such form);

▪	a written representation agreement (in the form to be provided by the Secretary of the Corporation within 10 days of a written request for such form);
▪

any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and

(ii)	as to the stockholder or beneficial owner giving the notice,
▪	the name and record address of such stockholder;
▪	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder;
▪

a representation that the stockholder is a stockholder of record entitled to vote at the applicable meeting and will continue to be a stockholder of record of the Company entitled to vote at such meeting through the date of such meeting;

▪

a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

▪	a description of any agreements or arrangements to mitigate loss, manage risk or benefit of share price changes or increase or decrease the voting power with respect to the Company’s stock;
▪	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in the notice; and

18	Nasdaq: RUTH

▪

any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

The Company may require any proposed nominee to furnish such other information as listed in the Bylaws of the Company or as may be reasonably required to determine the eligibility of such proposed nominee to serve as a director or to determine independence. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected. In addition, stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our by-laws must comply with the additional requirements of Rule 14a-19, including delivery of written notice that sets forth all information required by Rule 14a-19(b) under the Exchange Act.

The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder Nomination for Director.” In accordance with our Bylaws, stockholder nominations that do not comply with the submission deadline are not required to be recognized by the presiding officer at the annual meeting. Timely nominations will be brought before the meeting but will not be part of the slate nominated by our Board of Directors and will not be included in our proxy materials.

Board Tenure Policy

As an alternative to term limits, the Nominating and Corporate Governance Committee reviews the performance of each director in determining whether to nominate directors for re-election. The Board does not believe it is appropriate to establish term limits for its members because such limits may deprive the Company and the Board of the contribution of directors who have been able to develop, over time, valuable experience and insights into the Company.

Pursuant to the Company’s Corporate Governance Guidelines, adopted in August 2022, an individual who would be age 75 at the time of election shall not be nominated for initial election to the Board. However, the Nominating and Corporate Governance Committee may recommend and the Board may approve the nomination for re-election of a director who would be age 75 at the time of election, if, in light of all the circumstances, the Board determines, on the recommendation of the Nominating and Corporate Governance Committee, that it is in the best interests of the Company and its stockholders.

The Board’s Role and Responsibilities

Overview

The Company’s business is operated by its Team Members, managers and officers, under the direction of the Chief Executive Officer and the oversight of the Board. The Board is elected annually by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. The Board selects the Chief Executive Officer, acts as an advisor and counselor to senior management, and ultimately monitors the Company’s performance. Both the Board and management recognize that the long-term interests of the Company and its stockholders are advanced by the quality of the relationships we have with Our People – Guests, Team Members, Franchise Owners, Vendor Partners, Community and Investors.

19	Nasdaq: RUTH

Role in Risk Management

Our Board is actively involved in the oversight of risks that could affect the Company. Day-to-day risk management is the responsibility of management, which has implemented, with the Board’s oversight, an Enterprise Risk Management process to identify, assess, manage, and monitor risks that our Company faces. The Audit Committee of the Board provides assistance to the Board in fulfilling its oversight responsibilities regarding the evaluation of the adequacy and effectiveness of the Company’s policies with respect to risk assessment and risk management, including those related to information technology and network security (with a focus on legal, regulatory, accounting, financial reporting and internal controls-related risks). As set forth in our Audit Committee charter, which was revised in August 2022, the Audit Committee also periodically meets separately with management, the internal auditors and the independent auditor to discuss issues and concerns warranting Audit Committee attention, including significant identified risks to the Company and the steps management has taken to minimize such risks and elicit recommendations for the improvement of the Company’s risk assessment and mitigation procedures.

Our Board receives regular reports directly from officers responsible for oversight of particular risks within the Company. With respect to cybersecurity, the Board receives regular updates from management regarding the Company’s efforts to prevent information security incidents, detect unusual activity, and to be prepared to respond appropriately should an incident occur.

Our Board believes that our compensation policies and practices are reasonable and properly align our Team Members’ interests with those of our stockholders. Our Board believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the Company. In addition, our Compensation Committee, and its external advisor, implemented changes for fiscal 2022 to our compensation policies and practices that we believe will improve the alignment between Company performance and executive compensation, and the Compensation Committee continues to review our compensation policies and practices to ensure that such policies and practices do not encourage our executive officers and other Team Members to take action that is likely to create a material adverse effect on the Company.

Code of Conduct

The Company’s Team Members, officers and directors are required to abide by the Company’s Code of Conduct and Business Ethics (the “Code of Ethics”), which is intended to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers all areas of professional conduct, including, among other things, conflicts of interest, competition and fair dealing, corporate opportunities and the protection of confidential information, as well as strict compliance with all laws, regulations and rules. Any waiver or changes to the policies or procedures set forth in the Code of Ethics in the case of officers or directors may be granted only by our Board and will be disclosed on our website within four business days. The full text of the Code of Ethics is published on the Investor Relations section of our website at www.rhgi.com.

Management Succession Planning

The Board is responsible for approving and maintaining a succession plan for the Chief Executive Officer and senior executives. To assist the Board, the Chief Executive Officer annually provides an assessment of senior officers and their potential to succeed her. The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors for certain other key senior management positions. The Nominating and

20	Nasdaq: RUTH

Corporate Governance Committee oversees the development and periodic update of appropriate processes to address emergency Chief Executive Officer succession planning in the event of extraordinary circumstances.

Board Structure

Board Leadership Structure

Our Board does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairperson of the Board or, if the roles are separate, whether the Chairperson should be selected from the non-employee directors or should be a Team Member. Our Board believes that it should have the flexibility to periodically determine the leadership structure that it believes is best for the Company.

During 2018, we completed a multi-year succession planning process which culminated in the election of Cheryl J. Henry to the Board of Directors and to the position of President and Chief Executive Officer. As part of this planned executive transition, the Board elected Michael P. O’Donnell to the position of Executive Chairman of the Company. In December 2020, as part of the long-term succession and retirement planning process, Mr. O’Donnell retired from the Company as Executive Chairman, and continued his leadership role as Chairman of the Board of Directors until May 2021. In May 2021, Ms. Henry was appointed Chairperson of the Board of Directors, making her the first woman to hold this position at the Company since it went public in 2005. Robin P. Selati continues to serve as our Lead Independent Director.

Ms. Henry, in her role as Chairperson of the Board and Chief Executive Officer, consults periodically with the Lead Independent Director on Board matters and on issues facing the Company. In addition, the Lead Independent Director serves as the principal liaison between the Chairperson of the Board and the independent directors and presides at executive sessions of non-management directors at regularly scheduled Board meetings. Our Board believes that these executive sessions are beneficial to the Company because they provide a forum where the independent directors can discuss issues without management present.

Director Independence

We believe that a substantial majority of the members of our Board should be independent non-employee directors. Seven of our nine directors, namely Ms. Alvarez, Ms. Baglivo, Ms. Cooper, Mr. King, Ms. Perry, and Mr. Selati qualify as “independent directors” in accordance with Nasdaq’s independence requirement. Although Mr. O’Donnell is no longer employed by the Company, he is not currently considered an independent director under Nasdaq’s independence rules because he was employed by the Company within the last three years. All of the members of our standing committees are independent in accordance with the applicable independence requirements for the committees on which they serve. All of the members of our Audit Committee have been determined to be financially literate and both Mr. King and Ms. Perry have been determined to be “Audit Committee Financial Experts.”

Executive Sessions

At the conclusion of each regularly scheduled Board meeting, the Board will meet in executive session without management present other than Ms. Henry. In addition, the seven independent members of the Board meet in executive session alone, with no members of management present.

21	Nasdaq: RUTH

Board Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating & Corporate Governance (“NCG”) Committee. Each of the committees is governed by a written charter, copies of which are available on the Investor Relations section of our website at www.rhgi.com. Each committee member satisfies the applicable independence requirements of the Nasdaq Global Select Market for the committees on which they serve. In addition, each Audit Committee member satisfies the current financial literacy requirements and independence requirements of the SEC, applicable to audit committee members.

In August 2022, the Board created a new Corporate and Social Responsibility (“CSR”) Committee to assist the Board in its oversight of the Company’s sustainability and social-related risks and strategies, external reporting, and workplace environment and culture. In particular, the CSR Committee was created to assist the Board in protecting the Company’s brand trust through its performance as a sustainable and socially responsible organization. The CSR Committee will also assist the Board in fulfilling its enterprise risk oversight responsibility by periodically assessing and responding as appropriate to risks relating to food sourcing/supplier diversity and sustainability, environment/climate change, community engagement, philanthropy, diversity, equity and inclusion and management and employee health and well-being. The CSR Committee will, at least twice a year, meet to evaluate, discuss, and, as appropriate, direct the disclosure of the Company’s risks relating to corporate social responsibility and sustainability, including the environment, human rights, labor, health and safety, workforce diversity, supply chain, and similar matters affecting Company stakeholders.

Below is a table indicating committee membership and a description of each committee of the Board. Each Committee is responsible for reporting regularly on its activities to the full Board.

Committee Membership
Members	Audit	Compensation	NCG	CSR

Giannella Alvarez	○		○	○

Mary L. Baglivo		○	○

Carla R. Cooper		○

Cheryl J. Henry				○

Stephen M. King

Michael P. O’Donnell				○

Marie L. Perry	○	○

Robin P. Selati			○

Chair        ○  Member

22	Nasdaq: RUTH

Audit Committee
Current Members Stephen M. King (Chair) Giannella Alvarez Marie L. Perry Meetings in 2022 8 Financial Experts Stephen M. King Marie L. Perry

Roles and Responsibilities

▪   Monitoring the integrity of financial statements and financial reporting process, disclosure controls and procedures, internal control over financial reporting, systems of internal accounting and financial controls, independent auditors’ qualifications and independence, performance of the independent auditors and internal audit function, and compliance with legal and regulatory requirements

▪   Selecting and overseeing independent auditors; reviewing and evaluating qualifications, performance and independence of independent auditors and the lead audit engagement partner; approving audit and non-audit services, including the overall scope of the audit; discussing annual audited and quarterly financial statements with management and the independent auditor, and other matters required to be communicated to our Audit Committee

▪   Discussing earnings press releases, financial information and earnings guidance

▪   Monitoring complaints through the ethics hotline and other established reporting channels

▪   Reviewing related party transactions

▪   Meeting separately, periodically, with management, our internal audit staff, and the independent auditor

▪   Reviewing the audit firm’s annual report on internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm

▪   Setting clear hiring policies for employees or former employees of the independent auditors

▪   Reviewing and monitoring the Company’s policies regarding risk assessment and risk management, including those related to information technology and network security

▪   Handling such other matters that are specifically delegated by our Board of Directors from time to time

23	Nasdaq: RUTH

Compensation Committee
Current Members Robin P. Selati (Chair) Mary L. Baglivo Carla R. Cooper Marie L. Perry Meetings in 2022 5

Roles and Responsibilities

▪   Reviewing executive compensation principles and philosophy

▪   Reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers

▪   Overseeing overall compensation and benefits programs and policies

▪   Administering stock plans and other incentive compensation plans

▪   Reviewing and approving employment contracts and other similar arrangements between us and our executive officers

▪   Evaluating risks relating to employment policies and the Company’s compensation and benefits systems in order to make recommendations to our Board

▪   Handling such other matters that are specifically delegated to our Compensation Committee by our Board of Directors from time to time

Compensation Committee Interlocks and Insider Participation

During fiscal 2022, Robin P. Selati, Mary L. Baglivo, Carla R. Cooper, and Marie L. Perry served as members of our Compensation Committee. No member of our Compensation Committee had a relationship with the Company that requires disclosure under Item 404 of Regulation S-K. During fiscal 2022, none of our executive officers served as a member of the Board of Directors or Compensation Committee, or other Committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is an officer or employee of the Company, nor have they ever been an officer or employee of the Company.

Nominating & Corporate Governance Committee
Current Members Carla R. Cooper (Chair) Giannella Alvarez Mary L. Baglivo Robin P. Selati Meetings in 2022 4

Roles and Responsibilities

▪   Evaluating the composition, size and governance of our Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees

▪   Establishing a policy for considering stockholder nominees for election to our Board of Directors

▪   Evaluating and recommending candidates for election to our Board of Directors

▪   Evaluating and making recommendations to our Board of Directors regarding stockholder proposals

▪   Overseeing our Board of Directors’ performance and self-evaluation process and developing continuing education programs for our directors

▪   Reviewing and monitoring compliance with our ethics policies

24	Nasdaq: RUTH

Corporate and Social Responsibility Committee
Current Members Mary L. Baglivo (Chair) Giannella Alvarez Cheryl J. Henry Michael P. O’Donnell Meetings in 2022 2

Roles and Responsibilities

▪   Evaluating the Company’s performance as a sustainable and socially responsible organization

▪   Assessing risks relating to food sourcing/supplier diversity and sustainability, environment/climate change, community engagement, philanthropy, diversity, equity and inclusion and management and employee health and well-being

▪   Assessing, monitoring and making recommendations to the Board with respect to matters related to sustainability and social responsibility (including without limitation those related to food sourcing/supplier diversity and sustainability, environment/climate change, community engagement, philanthropy, diversity, equity and inclusion and management and employee health and well-being)

▪   Evaluating management’s implementation of the Company’s overall corporate and social responsibility strategy, including identification, assessment and monitoring of and response to the Company’s major corporate social responsibility priorities, policies and goals

Board Practices, Policies, and Processes

Board Meetings and Attendance

Our Board held twelve (12) meetings during fiscal 2022. Directors are expected to attend Board meetings and committee meetings for which they serve, and to spend the time needed to meet as frequently as necessary to properly discharge their responsibilities. Each director attended at least 95% of the aggregate number of meetings of our Board and our Board committees on which they served during the period.

The Company has no policy requiring directors and director nominees to attend its annual meeting of stockholders; however, all directors and director nominees are encouraged to attend. Ms. Henry, our Chairperson of the Board, represented our Board at the 2022 annual meeting of stockholders.

Board and Committee Performance Evaluation

Our Board expanded our evaluation process in 2018 to ensure it continued to be robust and vigorous. The Nominating and Corporate Governance Committee oversees the evaluation process and selected an external facilitator to assist with the process in 2022. In 2022, each Board member completed a written self-assessment regarding their experience on, and effectiveness and performance of, the Board of Directors and each Committee on which they served in 2022. The facilitator reviewed, analyzed, and compiled the results of the written self-assessments, and presented a summary of the results on a “no names” basis to the Nominating and Corporate Governance Committee and the Board of Directors during executive sessions, and identified any themes or issues that emerged. The Board considered the results and identified ways in which Board processes and effectiveness may be enhanced.

25	Nasdaq: RUTH

Directors Orientation and Continuing Education

The Company has an orientation process to acquaint new directors with the strategic plans, business, industry environment, history, current circumstances, key priorities and issues and the top managers of the Company. Periodic briefing sessions are also provided to members of the Board on subjects that would assist them on discharging their duties. Directors are also encouraged to participate in external continuing education programs, as they or the Board determines is desirable or appropriate from time to time.

Corporate Governance Guidelines

In August 2022, the Board revised our Corporate Governance Guidelines, which are available at www.rhgi.com. These governance standards embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices and enhancing stockholder value.

Transactions with Related Persons

During fiscal 2022, the Company was not a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

As part of our quarterly internal certification of our financial statements, officers of the Company must either certify that they are not aware of any related party transactions or they must disclose any such transactions.

The Audit Committee is responsible for review, approval or ratification of “related-person transactions” between Ruth’s Hospitality Group, Inc. or its subsidiaries and related persons, in accordance with the terms of our written Related Party Transactions Policy. Under SEC rules, a related person is a director, officer, nominee for director or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. In the course of its review and approval or ratification of a related party transaction, the Audit Committee considers:

▪	the nature of the related party’s interest in the transaction;
▪	the material terms of the transaction, including the amount involved and type of transaction;
▪	the importance of the transaction to the related party and to the Company;
▪	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and
▪	any other matters that the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

26	Nasdaq: RUTH

Director Compensation

Director Compensation for 2022

The following table describes components of non-employee director compensation in effect for fiscal 2022:

Compensation Element	Current Director Compensation
Annual Retainer	$65,000 annual fee for service on the Board of Directors
Lead Independent Director Additional Annual Retainer	$25,000
Additional Annual Retainer for Committee Service	$9,000 for Audit Committee $7,500 for Compensation Committee $5,000 for Nominating & Corporate Governance Committee
Committee Chair Additional Annual Retainer	$15,000 for Audit Committee $10,000 for Compensation Committee $7,500 for Nominating & Corporate Governance Committee
Meeting Fees	None
Equity Award	Annual restricted stock unit grants equal to that number of shares with a value on the date of grant of 1.75 multiplied by the annual base cash retainer for service on the Board of Directors (totaling $113,750 in 2022), with such grants vesting annually in equal installments over a three-year period, subject to continued service on the Board of Directors.

Cash fees are paid quarterly. We reimburse all directors for reasonable out-of-pocket expenses that they incur in connection with their service as directors.

Directors who are also employees receive no compensation for serving as directors. Non-employee directors are not eligible to participate in the deferred compensation plan for executive officers but the Company has a deferred compensation plan for non-employee directors. Information regarding Ms. Henry’s compensation is reflected in the tables beginning on page 50 under “Executive Compensation Tables.”

27	Nasdaq: RUTH

Director Compensation Table

The following table summarizes the compensation paid to the non-employee directors of the Company in 2022:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total

Giannella Alvarez	$79,000	$113,754	$9,465	$196,666

Mary Baglivo	$77,500	$113,754	$8,146	$199,396

Carla R. Cooper	$85,000	$113,754	$5,374	$204,124

Stephen M. King	$89,000	$113,754	$10,191	$212,941

Michael P. O’Donnell	$65,000	$113,754	$4,639	$183,389

Marie L. Perry	$81,500	$113,754	$5,374	$200,624

Robin P. Selati	$112,500	$113,754	$5,374	$231,624

(1)

The amounts in this column include the aggregate grant date fair value of Restricted Stock Unit awards computed in accordance with FASB ASC Topic 718, except that in accordance with SEC rules, the amounts do not reflect an estimate for forfeitures related to service-based vesting conditions.

(2)	All other compensation includes dividends and/or dividend equivalent units earned on unvested shares of restricted stock.

ADDITIONAL INFORMATION WITH RESPECT TO DIRECTOR EQUITY AWARDS

The following table summarizes the outstanding equity awards held by our non-employee directors as of the end of fiscal 2022:

	Stock Awards(1)

Name	Number of Shares of Restricted Stock and Restricted Stock Units that have not Vested (#)	Market Value of Shares of Restricted Stock and Restricted Stock Units that have not Vested ($)

Giannella Alvarez	10,247	$157,804

Mary Baglivo	10,386	$159,944

Carla R. Cooper	9,880	$152,152

Stephen M. King	10,501	$161,715

Michael P. O’Donnell	8,150	$125,510

Marie L. Perry	9,880	$152,152

Robin P. Selati	9,880	$152,152

(1)

Represents restricted stock units granted under the 2018 Omnibus Incentive Plan. Market value calculated based on the closing price of our common stock on the last business day in the fiscal year ending on December 25, 2022 of $15.40. These shares of restricted stock units vest annually in equal installments over a three-year period beginning on the date of grant.

28	Nasdaq: RUTH

Stock Ownership Guidelines for Non-Employee Directors

For fiscal 2022, each non-employee director was required to own common stock of the Company equal in value to two times their base annual retainer for service on our Board. For purposes of our non-employee director stock ownership guidelines, a director’s “annual retainer” excludes any retainer for serving as a member or as a chair of any Board committees and any meeting fees. Shares subject to stock options and unvested or unearned performance shares will not count toward the minimum ownership requirement. Restricted stock and restricted stock units (whether or not vested) will count toward the minimum ownership requirement. Non-employee directors have three years to achieve their targeted level. All non-employee directors satisfied our stock ownership guidelines as of the end of fiscal 2022.

Anti-Hedging and Pledging Policy

Our insider trading policy prohibits our directors, Named Executive Officers, other elected and appointed officers, designated Team Members who are subject to specific preclearance procedures under the Company’s insider trading policy, and any other Team Members who receive performance-based compensation, from engaging in hedging or other specified transactions. Specifically, this policy prohibits such persons from: engaging in hedging or derivative transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds or other similar or related transactions; trading in puts, calls, options, warrants or other similar derivative instruments involving Company securities; or engaging in short sales of Company securities. The Insider Trading Policy also prohibits pledging Company securities as collateral for loans or other transactions without advance approval from our Chief Financial Officer or General Counsel.

None of the shares of Company stock held by our executive officers or directors are pledged or subject to any hedging transaction.

29	Nasdaq: RUTH

ESG Program and Policies

At Ruth’s Chris, we believe in doing well by doing good. Our Board and its committees are committed to sustainability, including integrating environmental, social, and governance (“ESG”) principles into our business strategy in ways that optimize opportunities to make positive impacts while advancing long-term financial and reputational goals. Our mission is to protect the environment; serve our Guests and communities; empower our People; and create value for our stockholders. Our dedication to environmental sustainability and addressing climate change remains in full force through a plan that seeks to balance short-term and long-term solutions.

ESG Board Oversight

In 2020 and 2021, we revamped our ESG strategy to align with the broader transformation of our ESG plan. Our executive leadership team and Board recognized the importance of embedding environmental and social priorities within our business operations and approved an enhanced and modernized ESG strategy intended to drive additional progress on initiatives that promote sustainability, diversity, equity and inclusion (“DEI”), and increased transparency. We believe that our emphasis on ESG priorities will help drive sustainable business practices that are crucial to our long-term growth. Against this backdrop, we engaged an extensive audience of internal, enterprise-wide leadership, subject matter experts and external stakeholders, and completed an updated SASB assessment. These activities informed our updated ESG strategy and sustainability priorities. The four tenets of our ESG strategy include: (1) Our People, (2) Guests & Community, (3) Environmental Responsibility, and (4) Governance.

In 2022, to further enhance the Company’s and our Board of Directors’ commitment to our ESG strategy, the Board created a new Corporate and Social Responsibility (“CSR”) Committee to assist the Board in its oversight of the Company’s sustainability and social-related risks and strategies, external reporting, and workplace environment and culture. Our Board and the CSR Committee recognize the importance of environmental, social and governance issues and are committed to maintaining high ethical standards, upholding our corporate values, and implementing environmentally and socially responsible business practices. The management of key non-financial risks and opportunities, such as workforce inclusion and development, social impact, and environmental sustainability, are critical components in the Company’s long-term performance and strategy, and the addition of the CSR Committee as the Company’s first non-standing committee is intended to recognize and underscore the Company’s commitments to these important issues and policies. At the management level, ESG oversight is provided by our Chief Executive Officer, who also serves on the CSR Committee, our General Counsel, and Chief People Officer.

30	Nasdaq: RUTH

Our social initiatives are focused on Taking Care of Our People, which reflects our roots as a single steak house started over fifty-seven years ago. Ruth Fertel, our founder, built a reputation for premier service by hiring passionate, hard-working people like herself – and treating them like family. This approach is codified in The Sizzle – our guiding standards that describe the quality of the personal relationships we have, or strive to have, with all Our People: Guests, Team Members, Franchise Owners, Vendor Partners, Community & Investors.

As of December 31, 2022, we employed over 4,700 Team Members. We prioritize transparency and open communication with our Team Members, continuously listening and acting on their feedback, including through surveys, town halls, and other communications. We maintain a culture of engagement, working to recognize and reward our Team Members through various initiatives and recognition platforms that help drive retention.

In 2020, we initiated a formal process to improve our commitment to diversity, equity and inclusion. Consistent with our commitment, we hired a Director of Diversity and Inclusion in November of 2020 to assist with our goals of championing a culture of DEI while attracting, retaining and developing a workforce that is unique in background, knowledge, skillset and experience. Actions supporting our DEI commitment included the establishment of a formally defined DEI strategy, with aligned priorities that extend beyond our workplace, to include Guests, Vendor Partners, and the community.

We encourage every one of our Team Members to form deeper relationships with those around them based on mutual respect, dignity and understanding. We encourage qualified individuals, including LGBTQIA+, traditionally under-represented minorities, women, and veterans to join our fast-growing team. As part of our commitment to diversifying further our teams, we partnered throughout 2022, and are continuing and expanding our partnerships in 2023 and beyond, with local organizations focused on providing educational programming and job opportunities to traditionally under-represented individuals.

As of December 31, 2022, approximately 55% of our Team Members are racially or ethnically diverse and 36% identify as female. Of our Named Executive Officers, 80% identify as female, 63% of our Board of Directors identify as female, and 25% of our Board of Directors self-identify as ethnically or racially diverse. When the Securities and Exchange Commission approved Nasdaq’s listing rules to advance board diversity in 2021, the Company had already met and exceeded the requirement to have at least two self-identified diverse members of its Board. Furthermore, the Company’s commitment to a diverse and inclusive community is reflected in our Company’s policies. We have a strong anti-discrimination policy and consider the inclusion of all people as paramount to our goals.

We believe that providing competitive total compensation, benefits and wellness resources to our Team Members is vital to ensuring we attract and retain the best team in the industry. We regularly review our compensation model to ensure fair and inclusive pay practices, pay transparency, and pay equity. We provide a comprehensive and competitive benefits package that supports the physical and mental well-being of our workforce, including a focus on financial wellness. Common benefits offered include medical, dental, and vision, life and disability coverage, parental leave, education reimbursement, and flexible paid time off. Hourly Team Members are eligible for health care and vacation benefits after one year of service if they average 24 hours of work and receive Company-paid life insurance when meeting the same criteria. We also held Team Member contributions to health care premiums flat in 2022 and shifted our 401(k) plan to a Safe Harbor plan. This new plan was accompanied by

31	Nasdaq: RUTH

an increase in the amount and frequency of our Company match and allowing all Team Members to participate in the plan after 90 days of service.

Our commitment to our Team Members does not stop with providing competitive pay and benefits. In 2005, following the impact of Hurricane Katrina, we created the RUTHS Fund (Rising Up To Help) to support our Team Members experiencing hardship. The RUTHS Fund is supported primarily by home office and field Team Member contributions. Over the course of 2020 through 2022, the RUTHS Fund paid out $871,000 in grants, benefiting over 730 of our Team Members who applied for support.

Our commitment to our Team Members also extends to creating promotional opportunities for them and ensuring they are well prepared for those opportunities. In 2022, we took several steps to ensure we develop and retain our talent, including only opening new restaurants with experienced Ruth’s Chris management teams, expanding our Key Development program to provide the experiences needed to seamlessly enter Management, and implemented a Regional General Manager program to prepare our next generation of Regional Vice Presidents (multi-unit leaders) and a Regional Chef Program to prepare our next generation of Corporate Regional Chefs.

Guests and Community

We measure our success not only in terms of financial performance, but also in terms of the Guest experience we provide. We put our Guests first, driving a customer-centric culture. We endeavor to provide safe and high-quality products to our Guests. Food safety, including the prevention of foodborne illnesses, is a top priority for all Team Members, Franchise Owners, and Vendor Partners. We provide Team Members with ongoing food safety training and continuously work with, review, and address any concerns with regard to food safety protocols. In addition to our internal quality control measures, the Ruth’s Chris Steak House restaurants also employ an independent third-party food safety firm to ensure proper training, food safety and the achievement of the highest standards for cleanliness throughout our restaurants.

Ruth’s Chris also supports the communities where our Guests and Team Members live and work. We are proud to give back to our local communities. Throughout 2022, the Company continued to engage with the communities in which we live and work through charitable donations, food donations, and partnerships to raise awareness of the work that our charitable partners are doing in our collective communities. For example, as part of our new restaurant openings in 2022, we partnered with local food banks and other organizations providing food and services to community members facing food insecurity. During our new restaurant pre-opening events, in addition to Company donations, we invited our Guests to support our charitable partners through monetary donations.

Ruth’s Chris’ commitment to our communities also extends to creating connections with community groups in which we operate. Throughout our new restaurant opening process, our General Managers and our Director of Diversity, Equity, and Inclusion meet with members of the community to establish relationships and identify ways in which the restaurant can become a part of the community. We also seek out minority Chambers of Commerce, Veterans Organizations, local community colleges, and other community groups to identify career opportunities that may be of interest to various community group members. These efforts extend beyond our new restaurant opening process to include our more established locations. In 2022, we conducted multiple community engagement events in the Boston area (i.e., Somerville and Boston), Portland, OR, and Fresno, CA. In those events, we identified multiple opportunities to partner with community organizations. We look forward to continuing these engagement opportunities as we fine-tune our strategy and identify community partners.

32	Nasdaq: RUTH

We also measure success in our ongoing efforts to reduce inequalities through quality education, addressing food insecurities, good health and well-being, and empowering individuals in low to moderate income communities. Our Team Members are encouraged to volunteer in their community. We are proud to be able to support many events and organizations such as youth sports, education programs, and community development organizations.

Environmental Responsibility

The Company is committed to responsible ESG practices that include climate change resilience, conservation of natural resources, pollution prevention, and reduction of waste. We are committed to creating environmental awareness among our stakeholders – encouraging them to reduce their carbon footprint, manage waste properly, and recycle.

We believe our Guests care about how their food is sourced and so do we. Animal welfare remains an important part of our sourcing strategy, and therefore, the Company has rigorous commitments to ensure the health, safety, and well-being of animals in the supply chain, including enhanced animal welfare policies. We recognize that our stockholders and stakeholders want to know what we are already doing to “do good.” Some specific initiatives that seek to reduce our environmental footprint and impact include:

●

Our land-based protein suppliers have established humane handling practices that meet and/or exceed the applicable USDA, American Meat Institute, National Chicken Council, and National Pork Board guidelines for humane handling.

●	We source from seafood suppliers that follow industry best practices and have third-party certification programs with MSC (Marine Stewardship Council) and/or Best Aquaculture Practices (BAP).

●	We currently use packaging for our takeout orders that is reusable and/or recyclable, as well as compostable if required by local municipalities.

Our commitment to environmental management includes measures to reduce the waste we send to landfills, cultivating a more sustainable supply chain, and reducing our environmental footprint. We are continuously researching and designing innovative ways to boost efficiency, such as utilizing high-efficiency electrical equipment including LED and motion detector lighting, renewable energy sources, and high-efficiency HVAC units. We currently use packaging for our takeout orders that is reusable and/or recyclable. In addition to our above principles of advancing a circular economy, in 2022, we continued to employ recycling bins for aluminum, plastic, and paper, as well as automatic sensors on key equipment and control systems. Additionally, we:

●	Adopted a green initiative for all new construction and building operations at our restaurants
●	Implemented a program that allows our restaurants to safely shut off costly “dipper wells” without compromising food safety standards
●	Starting in Q1 of 2022, all new restaurants were constructed with water-conserving electronic dipper wells that will eliminate the need for a continuous flow of water

The Company is continuously researching and designing innovative ways to boost efficiency or mitigate environmental impacts, such as successfully transitioning away from some types of plastics and styrofoam. We

33	Nasdaq: RUTH

believe that our focus on innovation, with the objective of reducing costs and improving the ecological impacts of our operations, provides a strategic benefit.

Governance

At Ruth’s Chris, we govern with the utmost integrity on all our business practices. We have a long history of excellence in corporate governance and compliance practices, including an emphasis on accountability and authenticity in line with our values. Key ESG governance priorities include:

●

The creation in 2022 of a CSR Committee that meets at least twice a year to evaluate, discuss, and, as appropriate, direct the disclosure of the Company’s risks relating to corporate social responsibility and sustainability, including the environment, human rights, labor, health and safety, workforce diversity, supply chain, and similar matters affecting Company stakeholders

●	Board oversight of ESG matters, and discussions of ESG-related priorities and plans at regularly-scheduled Board meetings
●	Integrating ESG matters into overall governance structure and enterprise risk management
●	Advancing cybersecurity and risk management frameworks
●	Proactively engaging stakeholders
●	Developing cohesive communications while providing advanced, peer-comparable disclosures utilizing the SASB framework

Our strong ESG governance is reflected in many of our policies and practices, including our Corporate Governance Guidelines, Codes of Conduct & Business Ethics, and our Insider Trading Policy. Our Board and its committees help set the tone for our Company and meet regularly to review policies, current regulations and industry best practices.

Our accounting, financial, and IT reporting functions are subject to rigorous controls, and our Board, in conjunction with the Audit Committee, actively oversees our enterprise risk management practices. Our risk management teams ensure compliance with applicable laws and regulations and coordinate with subject matter experts throughout the business to identify, monitor and mitigate material risks. These teams maintain disciplined testing programs and provide regular updates to Management. We leverage the latest encryption configurations and technologies on our systems, devices, and third-party connections and further review vendor encryption to ensure proper information security safeguards and customer privacy is maintained.

In recognition of the importance of ESG initiatives to the Company, our Compensation Committee introduced an ESG metric beginning in 2022 that ties a portion of the annual Bonus Plan to achieving predetermined ESG performance goals. These ESG performance goals were introduced to continue holding our executive leadership team, and our Home Office Team Members, responsible to make business decisions that allow us to continue our commitment to doing well by doing good. The Compensation Committee also included ESG performance goals in the 2023 Bonus Plan to ensure that the executive leadership team and our Home Office team members continue their commitments to the Company’s ESG-related goals.

We routinely engage with our stockholders to better understand their views on ESG matters, carefully considering the feedback we receive and acting when appropriate. For more information, please visit our website at www.rhgi.com.

34	Nasdaq: RUTH

EXECUTIVE COMPENSATION

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

✓ Your Board of Directors recommends a vote FOR the approval of Named Executive Officer compensation

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive Compensation” of this proxy statement, who we refer to as our “Named Executive Officers.” While this vote, known as a say-on-pay vote, is non-binding, the Company values the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions.

Stockholder Engagement

At our 2017 annual meeting of stockholders, a majority of our stockholders voted in favor of holding a non-binding say-on-pay vote on an annual basis. In light of those results, our Board determined that the Company would continue to hold a non-binding advisory vote on executive compensation on an annual basis. The next required non-binding advisory vote regarding the frequency of this agenda item will be held at our upcoming 2023 annual meeting of stockholders.

At the 2022 annual meeting, over 96% of the votes cast supported the advisory proposal on executive compensation. The strong level of support in 2022 for our executive compensation program, particularly in light of the FY 2022 changes that we previewed in our 2022 proxy statement, allowed us to continue to implement the revised program with the support of our stockholders. This level of support for our executive compensation program, following formal stockholder outreach initiatives in 2019, 2020, and 2021 to better understand stockholders’ key concerns with our executive compensation program, was encouraging. Following the positive say-on-pay vote in 2022, we continued our stockholder outreach initiatives in 2022.

Compensation Program & Design

In considering the Company’s executive compensation programs, we urge you to carefully consider the information included in the “Executive Compensation” section of this proxy statement, including the “Compensation Discussion and Analysis,” which describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to the fiscal year ended December 25, 2022.

The Board believes that the executive compensation as disclosed in the Compensation Discussion and Analysis, the accompanying tables and other disclosures in this proxy statement is consistent with our pay-for-performance compensation philosophy and aligns with the pay practices of our executive compensation peer group. Further, the Board believes that the Company’s commitment to linking compensation and the achievement of our near- and long-term business goals has helped drive our performance over time, without encouraging excessive risk-taking by management.

For the reasons described above, as discussed more fully in the Compensation Discussion and Analysis, the Board of Directors recommends that stockholders vote to approve the following non-binding advisory resolution:

35	Nasdaq: RUTH

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

Effect of Proposal

As an advisory vote, this proposal is not binding; however, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Executive Officers

Our executive officers are:

Name	Age	Position

Cheryl J. Henry	49	President and Chief Executive Officer

Kristy Chipman	51	Executive Vice President, Chief Financial Officer and Chief Operating Officer

Marcy N. Lynch	54	Senior Vice President, General Counsel, and Corporate Secretary

David E. Hyatt	60	Senior Vice President and Chief People Officer

Mark Kupferman	54	Senior Vice President and Chief Commercial Officer

For information with respect to Cheryl J. Henry, please see the information about the members of our Board of Directors on page 13.

Ms. Chipman has served as Executive Vice President and Chief Financial Officer since November 2020 and as Chief Operating Officer since January 2022. From September 2019 through November 2020, Ms. Chipman served as Chief Financial Officer for Orangetheory Fitness, where she led the modernization of the finance and accounting team of the high-growth global fitness franchise with over 1,300 studios located throughout the U.S. and internationally. From August 2016 until August 2019, Ms. Chipman was a Vice President at Domino’s Pizza, Inc., where, among other roles, she led the international finance, information technology finance and treasury teams, along with developing a finance transformation strategy. Prior to Domino’s, she held various finance leadership positions at McDonald’s Corporation from 1994 until 2016, most recently as a Senior Finance Director, Corporate Controller Group. During her tenure, she was responsible for developing plan targets for income, capital and G&A, and providing analysis to top management on business strategies.

Ms. Lynch has served as Senior Vice President, General Counsel and Corporate Secretary since December 2020 and was Interim General Counsel from September 2020 until December 2020. Prior to that, she was at Boies Schiller Flexner LLP for 23 years, from 1997 until 2020, where she served as a litigator and strategic advisor to prominent clients on a wide range of issues related to antitrust, employment law, securities law, and general commercial litigation. From 1995 to 1997, she was an Associate at Hertz, Schram & Saretsky P.C. From 1994 until 1995, she was in-house counsel at Prudential Securities Incorporated. From 2015 to 2017, Ms. Lynch also served on the Board of Directors of Friends of the Issaquah Salmon Hatchery, a 501(c) organization dedicated to teaching environmental advocacy and promoting watershed stewardship through education.

36	Nasdaq: RUTH

Mr. Hyatt has served as Senior Vice President and Chief People Officer since June 2019. Prior to that, he was Managing Director, Colorado Campus at the Center for Creative Leadership from 2016 to 2019. From 2010 until 2016, Mr. Hyatt was President of ON, Inc., a consulting firm focused on leadership development and organizational culture. Mr. Hyatt also held various positions from 1998 to 2010, including as President at Corvirtus, an HR consultancy focused on hiring, development and retention through assessments, performance development tools and Team Member experience surveys. From 1994 to 1998, he was in consulting roles with National Computer Systems and from 1990 to 1994 he was an Assistant Professor at the University of Wisconsin, Oshkosh.

Mr. Kupferman has served as Senior Vice President and Chief Commercial Officer since November 2022. Previously, Mr. Kupferman was Senior Vice President, Consumer and Guest Experience of Six Flags Entertainment Corporation, where he was responsible for consumer strategy, digital marketing, revenue management, lifecycle marketing, and the guest end-to-end experience. Prior to joining Six Flags, Mr. Kupferman held marketing leadership roles at Universal Orlando Resort, Paramount Parks, and the Alliance Theater Company.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:

Robin P. Selati, Chairman

Mary L. Baglivo

Carla R. Cooper

Marie L. Perry

37	Nasdaq: RUTH

Compensation Discussion & Analysis

This Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. This discussion addresses the compensation program in place for fiscal 2022 for our Named Executive Officers, including our Chief Executive Officer, our Chief Financial Officer, and our other Named Executive Officers.

For fiscal 2022, our Named Executive Officers were:

●	Cheryl J. Henry, our President & Chief Executive Officer;
●	Kristy Chipman, our Executive Vice President, Chief Financial Officer, and Chief Operating Officer;
●	Susan L. Mirdamadi, our former Executive Vice President and Chief Administrative Officer;
●	Marcy Norwood Lynch, our Senior Vice President, General Counsel, and Corporate Secretary; and
●	David E. Hyatt, our Senior Vice President and Chief People Officer.

Compensation Objectives and Program Structure

The overall philosophy of our compensation programs is to create value for our stockholders by using all elements of executive compensation to reinforce a results-oriented management culture focusing on our level of earnings and performance as compared to our annual operating plan and industry competitors, the achievement of longer-term strategic goals and objectives and specific individual performance. Accordingly, our executive compensation program has been designed to achieve the following objectives:

▪	reinforce a results-oriented management culture with total executive compensation that varies according to performance;
▪	focus executive officers on both annual and long-term business results with the goal of enhancing stockholder value;
▪	align the interests of our executives and stockholders; and
▪	provide executive compensation packages that attract, retain and motivate individuals of the highest qualifications, experience and ability.

Our executive compensation program is generally designed to be similar to the programs that are offered at nationwide restaurant companies comparable to us. We attempt to set our target total compensation opportunities generally consistent with the median level because of the desire to attract and retain top-level executives in the market in which we operate and compete for talent and because we believe that compensation should only exceed the market median when performance exceeds our targets. We believe that this benchmarking process is an important part of our Compensation Committee’s decision-making process.

38	Nasdaq: RUTH

Compensation Elements

The components of our 2022 compensation program include:

Short-Term Compensation		Long-Term Compensation	Total Indirect Compensation
Base Salary	Performance-Based Cash Bonuses	Long-Term Incentive Awards	Other Compensation and Benefits
Fixed cash component

Cash bonus based on Bonus Plan Adjusted EBITDA (weighted 80%) and on strategic non-financial objectives (weighted 20%). For purposes of the Bonus Plan, adjustments to EBITDA included losses on legal settlements, losses on lease modifications, losses on impairment and restaurant closure costs, expenses related to closed restaurants, and one-time legal fees (collectively, “Bonus Plan Adjusted EBITDA”).

Metrics: personal goals, Bonus Plan Adjusted EBITDA, and achievement of non-financial metrics

(1) Annual Performance-based (50% of total LTI award) Performance Share Unit (PSUs) awards that vest based on achievement of forward-looking performance metrics that are set for each 3-year cycle. For the 2022-2024 cycle, the Company’s metrics are based on 50% Adjusted EPS and 50% Revenue less breakage. The PSUs vest after three years if performance metrics are achieved.

(2) Annual long-term restricted stock (50% of total LTI award) vesting over a three year period.

For purposes of the Long Term Incentive Awards, adjustments to EPS included losses on legal settlements, losses on lease modifications, losses on impairment and restaurant closure costs, expenses related to closed restaurants, and one-time legal fees.

Modest perquisites and benefits, including automobile allowances, medical benefit plans, life and accidental death and dismemberment insurance, long-term disability plans, 401(k) matching, non-qualified deferred compensation plan (Team Member contributions only), and additional benefits payable upon a change in control

The total compensation program for the Named Executive Officers includes base salary, performance-based cash incentive compensation under our Bonus Plan, long-term equity incentive compensation benefits, and modest perquisites.

39	Nasdaq: RUTH

Our Compensation Committee is focused on providing a total compensation package that is performance-based, and utilizes short- and long-term incentives. We allocate a substantial portion of the total annual compensation paid to the Named Executive Officers to variable compensation, including bonus opportunities and equity incentive awards. We believe that equity incentive awards are an important part of the compensation package because they incent the management team to think of the business from a long-term perspective similar to that of an owner.

Incentive Compensation Metrics

To align compensation with our business strategy of creating value for our stockholders, we historically have used adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, adjusted for store closures and the impact of unbudgeted mid-year executive compensation changes) and adjusted EPS (earnings per diluted share, excluding the impact of store closures, non-recurring tax items and the impact of unbudgeted mid-year executive compensation changes) as the metrics for our long-term incentive awards and adjusted EBITDA for our performance-based annual cash bonuses (the Bonus Plan). We believe that adjusted EBITDA tends to provide a true measure of profitability by aligning incentives with stockholder value and that adjusted EPS tends to represent sustained value for stockholders.

Beginning in fiscal 2022, and based on input from our stockholders, proxy advisory services companies, and the Compensation Committee’s consultant, FW Cook, we revised our executive compensation structure to diversify the financial measures used by the Company so that the Long-Term Incentive awards are based on different metrics than the Bonus Plan. This new structure allows the Compensation Committee to measure the Company’s success through various factors, as opposed to primarily relying on adjusted EBITDA and adjusted EPS. For the 2022-2024 performance-based Long-term incentive award cycle, the Company set performance targets based on EPS and Revenue (less breakage). For the 2022 Bonus Plan, the Company set financial performance targets based on Bonus Plan Adjusted EBITDA.

For our Bonus Plan, provided that the minimum pre-determined Bonus Plan Adjusted EBITDA levels are achieved for the year, then we also evaluate individual contributions and accomplishments for determining incentive compensation. In addition to the financial metric in our Bonus Plan, which is weighted at 80%, we also established strategic non-financial objectives (weighted 20%) for 2022. The strategic non-financial objectives were:

▪ Achievement of data and digital milestones ▪ Achievement of ESG initiatives ▪ Opening of new restaurants

Each of the strategic non-financial metrics in the Bonus Plan established over-achieve, target, and under-achieve milestones.

For the performance-based Long-term incentive award grants in fiscal 2022, the Company established threshold, target, and maximum metrics, both in terms of year over year growth rate and absolute metrics, for Revenue (less breakage) and EPS, which allow our executives’ PSUs to vest after a three year performance period, anywhere between 0% (failure to achieve threshold) and 200% (reaching or exceeding the maximum metrics).

40	Nasdaq: RUTH

Process for Setting Compensation

Our Compensation Committee sets the pay range and specific components of the total compensation package for each of our Named Executive Officers. In establishing the compensation for the Named Executive Officers, the Compensation Committee consults with its independent compensation consultant and also considers the recommendation of the Chief Executive Officer, with the exception of her own compensation, which is determined solely by the Compensation Committee with advice from its independent consultant. Any salary increase or other adjustment is approved by our Compensation Committee.

Our Compensation Committee considers Company performance, both operational and financial, in determining compensation. In connection with its compensation review, our Compensation Committee engaged FW Cook to evaluate the Company’s compensation structure and to provide suggestions for improvement for fiscal 2022 and beyond.

The Compensation Committee also engaged FW Cook to update the Company’s executive compensation peer group in 2021. The Compensation Committee considers the peer group data when benchmarking executive compensation but also takes into consideration that the Company is an industry leader in fine dining. Although our revenues and market capitalization are in line with many peers, our margins, return on invested capital and sales growth differentiate us from most of our peers. The Compensation Committee exercises its independent judgment to account for differences between the Company and the peer group in terms of ownership structure, dining industry segment, size and complexity of operations, sourcing pool for executive talent and other differentiators. The peer group includes:

▪ BJ’s Restaurants, Inc.	▪ Cracker Barrel Old Country Store, Inc.	▪ Jack In The Box, Inc.
▪ Bloomin’ Brands, Inc.	▪ Dave & Buster’s Entertainment, Inc.	▪ Noodles & Co.
▪ Brinker International, Inc.	▪ Denny’s Corporation	▪ Potbelly Corporation
▪ Cheesecake Factory Incorporated	▪ Dine Brands Global Inc.	▪ Shake Shack Inc.
▪ Chuy’s Holdings, Inc.	▪ El Pollo Loco Holdings, Inc.

FW Cook continues to serve as an independent compensation consultant to our Compensation Committee. Our Compensation Committee has assessed the independence of FW Cook and has concluded that no conflict of interest has existed during its engagement that would prevent FW Cook from serving as independent compensation consultants to our Compensation Committee. Our Compensation Committee considers the following factors in determining that its compensation consultant(s) is independent: SEC rules regarding compensation consultant independence, including the amount of fees paid by us as a percentage of the consulting firm’s total revenue, conflict of interest policies of the consulting firm, and business or personal relationships between the consulting firm and the members of our Compensation Committee or our executive officers.

2022 Compensation Considerations

In approving compensation decisions with respect to 2022, our Compensation Committee considered a variety of factors, including the Company’s operational and financial performance, as discussed at the beginning of this Compensation Discussion and Analysis.

In fiscal 2022, our performance goals for the Bonus Plan were based on Bonus Plan Adjusted EBITDA targets and performance versus the prior year’s Bonus Plan Adjusted EBITDA, as well as certain non-financial strategic goals that measured the Company’s achievement with regard to non-financial milestones it put in place at the beginning of 2022. Such financial performance goals were based on the financial performance of the Company during the

41	Nasdaq: RUTH

applicable fiscal period as measured against the prior year’s Bonus Plan Adjusted EBITDA and our Board’s previously approved plan with targeted Bonus Plan Adjusted EBITDA, adjusted for changes in accounting policies, non-recurring extraordinary transactions, or mid-year changes in executive compensation.

Our performance-based long-term incentive awards of PSUs for fiscal 2022 performance were based on Revenue (less breakage) and adjusted EPS. The equity component of executive officers’ compensation, in the form of restricted stock and PSUs, is designed to reward stock price improvement over the grant-date stock price, which aligns their interests with our stockholders and reinforces our results-oriented management culture for both annual and long-term business results.

The corporate and individual targets under the Bonus Plan are intended to be challenging, yet achievable for our executive officers. The targets are meant to require substantial efforts by executive officers and their teams toward achieving our strategic goals, but at the same time they are intended to be within reach if such significant efforts are made.

Total direct compensation (cash compensation and equity compensation) mix for fiscal 2022 was allocated as follows for our CEO and our other Named Executive Officers:

Consistent with the executive compensation principles described above, Ms. Henry’s salary and short- and long-term incentive compensation for fiscal 2022 was as follows:

●	Base salary of $775,000.
●	The target bonus opportunity under the Bonus Plan was set at 130% of base salary; the actual 2022 award under the Bonus Plan was $1,004,679 (99.72% of the target award).
●	The 2022 annual long-term restricted stock awards were granted in March 2022.
●

The 2022 annual long-term performance-based awards were granted in March 2022 and, based on a reconfiguration of the executive compensation structure, such awards will only vest if three-year forward-looking performance-based targets are met.

●

Notably, with the implementation of the three-year, forward-looking performance grants, Ms. Henry’s compensation is now more heavily reliant on the future performance of the Company, with 73% of her compensation comprised of equity awards that do not fully vest for three years. Half of Ms. Henry’s 2022 equity awards were in the form of Performance Share Units (“PSUs”), which puts 36.5% of her 2022 compensation at risk if the Company does not meet threshold performance targets

42	Nasdaq: RUTH

for each of the three years in the performance period. In addition to the performance-based equity award, 15% of Ms. Henry’s 2022 compensation was comprised of a performance-based bonus.
●	In fiscal 2022, only 12% of Ms. Henry’s compensation was comprised of her salary. In fiscal 2021, 37% of Ms. Henry’s compensation was comprised of her salary.
●

Additionally, Ms. Henry’s performance-based equity awards in 2022 (which comprised 36.5% of her total compensation) are scheduled to cliff vest in March 2025 if the Company achieves certain performance goals. Ms. Henry is not entitled to the shares comprising 36.5% of her compensation for three full years, absent an event that would trigger acceleration of such vesting, such as a change in control or a termination without cause.

Ms. Henry’s 2022 total direct compensation mix is in line with that of our other Named Executive Officers, with a greater reliance than the other NEOs on long-term equity, including performance-based equity. This compensation mix is intended to retain her and motivate her to lead the Company to produce long-term, sustained financial growth.

43	Nasdaq: RUTH

The compensation mix for our other Named Executive Officers for fiscal 2022 is illustrated as follows:

2022 Compensation Changes

As previously described in the Company’s 2022 proxy statement, in 2021, the Compensation Committee retained an independent consultant, FW Cook, to take a “deep dive” into the Company’s compensation system, including executive and certain other Home Office Team Member compensation. As a result of FW Cook’s work throughout 2021 and based on input from our stockholders and from the pay-for-performance models and reports from certain large proxy advisory services companies, we revised our executive compensation structure for 2022 and beyond. We believe that this overhaul to our executive compensation system will reflect not only the pay-for-performance structure the Company has had in place for many years, but will also take into account a wider range of financial and non-financial metrics, incentivizing not only positive financial performance, but also the achievement of the non-financial goals we put in place at the beginning of each fiscal year.

In 2021 and prior years, the Company’s Long Term Incentive awards to executives were based on the achievement of financial goals for the prior fiscal year. Beginning in 2022, performance-based Long Term Incentive awards are based on a three-year, forward-looking structure. For the 2022 through 2024 performance period, the performance-based Long Term Incentive awards are based on achievement of targets for Revenue Less Breakage and EPS. In contrast, the Bonus Plan awards for 2022 were based on a combination of the achievement of Bonus Plan Adjusted EBITDA and certain non-financial goals. For 2022, those non-financial goals were: (i) reaching various milestones in our data and digital transformation; (ii) achievement of ESG-related milestones; and (iii) opening new restaurants. For each of those non-financial metrics, the Company established milestones to overachieve, reach target, and underachieve, with varying levels of potential Bonus Plan payments for each of the established milestones.

44	Nasdaq: RUTH

Changes to the 2022 PSUs:

Key Design Provisions	Prior Plan	New 2022 Plan
Performance Measurement Period	● Backward looking performance ● 1-year performance period	● Forward looking performance ● 3-year performance period
Performance Metrics	● 50% EPS and 50% EBITDA	● 50% Adjusted EPS and 50% Revenue less Breakage ● Eliminated overlapping metrics between the annual and long-terms plans
Vesting	● Shares vest two years after grant	● Shares vest three years after grant
Dividends	● Paid at the same time as other shareholders	● Accrued during the performance period and paid at the time of vest based on the actual number of shares earned

The aforementioned structural changes to the 2022 long-term incentive plan design, including the change in timing of grants, vesting periods and performance periods, impacts the timing and magnitude of payments to executives. In order to facilitate a smooth transition to the new incentive plan design while mitigating any negative unintended consequences on executives that may impact their retention, the Compensation Committee approved a transitional enhancement to the long-term incentive grants made in fiscal 2022 to bridge the gap between the old plan and the new plan. The grants made in 2022 mark the transition period which will not be repeated. Beginning in fiscal 2023, each named executive officer’s long-term incentive grant was reduced to the normalized ongoing plan structure.

NEO (1)	2022 Equity Grants	2023 Equity Grants
Cheryl J. Henry	$4,795,326	$2,131,250
Kristy Chipman	$1,423,102	$632,500
Marcy N. Lynch	$888,744	$449,998
David Hyatt	$488,260	$217,008

(1) Ms. Mirdamadi is not included in the above table because: (a) she did not receive a transitional enhancement to the long-term incentive grants made in fiscal 2022; and (b) she is no longer an executive officer in 2023 and, therefore, did not receive an equity grant under the long-term incentive program.

45	Nasdaq: RUTH

Base Salary

Base salary is established based on the experience, skills, knowledge and responsibilities required of the executive officers in their roles. When establishing the base salaries of the executive officers, a number of factors are considered, including the individual’s duties and responsibilities, the individual’s experience, the ability to replace the individual, market data on similar positions with competitive companies, and information derived from our directors’ experience at other companies. We seek to provide base salaries that are competitive with the marketplace and allow us to attract and retain executive talent.

Long-Term Incentive Awards

The Company’s equity programs are designed to encourage creation of long-term value for our stockholders, Team Member retention, and stock ownership. The programs consist primarily of annual performance-based PSUs and restricted stock awards. Our equity incentive programs are intended to promote a long-term focus on results and to align Team Member and stockholder interests.

Each of the Company’s executive officers and key Team Members may receive an annual equity award under the Company’s equity incentive plan. In 2022, half of the potential equity award was based on tenure and granted as restricted stock, and half of the potential equity award was based on target EPS and Revenue (less breakage) goals for a three-year forward-looking performance period and granted as performance-based PSUs. In 2022, the Compensation Committee awarded restricted stock that will vest 40% in 2023, 40% in 2024, and 20% in 2025, subject to continued service as a Team Member and certain other conditions. The performance-based PSUs awarded in 2022 will cliff vest in March 2025, three years after the grant date, subject to achievement of performance goals established at the beginning of the three-year performance period, continued service as a Team Member, and certain other conditions. The PSUs represent the right to receive, following vesting, shares of the Company’s common stock contingent upon the achievement of pre-established performance metrics, as approved by the Company’s Compensation Committee, over a three-year performance period beginning with the first day of the fiscal year of the grant and ending on the last day of the fiscal year of the second anniversary of the grant. The performance criteria for the 2022 plan will be discussed at the time of vest. We do not disclose these goals at the time of grant because this information is considered strategic and commercially sensitive, which is particularly significant given the limited number of publicly-traded fining dining restaurants.

FY 2022 NEO Equity Grants
Name	Restricted Stock Award (Shares)	PSU Award (Shares)

Cheryl J. Henry	96,641	96,641

Kristy Chipman	28,680	28,680

Susan L. Mirdamadi	6,852	6,852

Marcy N. Lynch	17,911	17,911

David Hyatt	9,840	9.840

46	Nasdaq: RUTH

Bonuses

Our performance-based cash incentive awards focus on closely aligning rewards with results. The philosophy of our performance-based annual cash incentive awards is simple: a basic reward for reaching minimum expectations and an upside for reaching the Company’s goals.

Under the Bonus Plan, all of our Home Office Team Members (including those based in our Winter Park, Florida office and those in remote positions throughout the country), including our Named Executive Officers, were eligible to receive cash bonuses based on Company performance over the course of the 2022 fiscal year. The purpose of the Bonus Plan is to encourage a consistent, high standard of excellence for all Team Members in the Home Office, including the Named Executive Officers. Bonus awards under the Bonus Plan are determined by our Compensation Committee, subject to approval by our Board, and were historically based on the financial performance of the Company during the applicable fiscal period as measured against the prior year’s adjusted EBITDA and our Board’s previously approved plan with targeted adjusted EBITDA, adjusted for changes in accounting policies, non-recurring extraordinary transactions, or mid-year changes in executive compensation. In fiscal 2022, the Compensation Committee elected to revise the Bonus Plan so that bonus payments, if any, were based on 80% financial goals and 20% strategic objectives, with maximum, target, and threshold requirements set for each such goal. For fiscal year 2022, management identified, and the Compensation Committee adopted, the following strategic objectives to be included in the Strategic Objectives portion of the bonus: (i) progress on data and digital milestones; (ii) progress on ESG initiatives; and (iii) opening of new restaurants. The 80/20 weighting of financial and strategic objectives allowed participants in the Bonus Plan to not only work toward financial targets across the Company, but allowed for interactive input and contributions toward objective strategic goals throughout the fiscal year.

Our financial goals for the Bonus Plan in 2022 were based on adjusted EBITDA, as it tends to provide a true measure of profitability by aligning incentives with stockholder value. For purposes of the Bonus Plan, adjustments to EBITDA included losses on legal settlements, losses on lease modifications, losses on impairment and restaurant closure costs, expenses related to closed restaurants, and one-time legal fees (collectively, “Bonus Plan Adjusted EBITDA”). Bonuses are payable under the Bonus Plan if the Bonus Plan Adjusted EBITDA during the applicable fiscal period exceeds the prior year’s Bonus Plan Adjusted EBITDA; if fiscal 2022 EBITDA were less than fiscal 2021 EBITDA, no bonus would have been awarded based on financial metrics. For 2022, if the Bonus Plan Adjusted EBITDA target was achieved, 80% of target bonus potential would be awarded, in addition to the amount awarded for achievement of the non-financial strategic goals.

The percentage of base salary for each cash bonus is established based on the individual’s level of responsibility. During 2022, the target and maximum cash bonuses were as follows:

Name	Target Base Salary %	Maximum Base Salary %

Cheryl J. Henry	130%	260%

Kristy Chipman	75%	150%

Susan L. Mirdamadi	75%	150%

Marcy N. Lynch	60%	120%

David Hyatt	50%	100%

These percentages are used to calculate the annual bonus amounts and are prorated at a percentage based on the number of weeks worked by the individual in the fiscal year. The actual cash bonuses payable to our executive officers may be less than the calculated cash bonus, depending on the Company’s operational performance, the individual’s performance and certain other factors that may be considered by our Board and our Compensation Committee. There are no minimum cash bonuses established by the Bonus Plan.

47	Nasdaq: RUTH

The following chart shows fiscal 2022 actual adjusted EBITDA in relation to the target, threshold, and maximum payout levels, as well as to prior year. For fiscal 2022, actual adjusted EBITDA exceeded 2021 adjusted EBITDA, but was slightly below the 2022 adjusted EBITDA target.

2021 Actual Bonus Plan Adjusted EBITDA	2022 Actual Bonus Plan Adjusted EBITDA	2022 Target Level Bonus Plan Adjusted EBITDA (80% payout)	2022 Threshold Level Bonus Plan Adjusted EBITDA	2022 Maximum Level Bonus Plan Adjusted EBITDA

$73,278,000	$78,010,000	$78,282,000	$66,539,700	$90,024,300

Cash bonuses were paid under the Bonus Plan for fiscal 2022 in the following amounts, which equal 99.72% of each officer’s respective target bonus amount. The Compensation Committee reserves the right to adjust the payout levels for individual performance, if warranted.

Name	Cash Bonus Amount	% of Target Bonus Opportunity

Cheryl J. Henry	$1,004,679	99.72%

Kristy Chipman	$411,345	99.72%

Susan L. Mirdamadi	$139,608	99.72%

Marcy N. Lynch	$236,336	99.72%

David Hyatt	$154,566	99.72%

Benefits

The Company’s benefits philosophy for executive officers is that benefits should provide Team Members protection from catastrophic events, enable Team Members to plan for their future, and be competitive in order to attract and retain a high-quality workforce. The types of benefits provided to the Named Executive Officers, which are generally the same as those provided to the entire Company, consist of medical benefits plans, life and accidental death and dismemberment insurance plans, long-term disability plans, and 401(k) matching contributions. In addition, the executive officers receive automobile allowances.

The Company maintains a non-qualified deferred compensation plan that is unsecured and allows certain high-level Team Members, including executive officers, to voluntarily defer receipt of their salary above specified amounts and bonus payments into accounts established under the plan. These accounts are credited with earnings from amounts invested in funds available through Fidelity Investments, the plan’s record keeper, as selected by each participant. The Company does not contribute or match contributions to these accounts.

The Company also allows its executive officers to dine in its restaurants as a benefit in order to permit these officers to conduct quality control tests.

Anti-Hedging and Pledging Policy

The Company’s Insider Trading Policy prohibits our Named Executive Officers and other executive officers from hedging or entering into margin transactions. The Insider Trading Policy also prohibits pledging Company securities

48	Nasdaq: RUTH

as collateral for loans or other transactions without advance approval from our Chief Financial Officer or General Counsel. Additional information about our policy can be found in “Director Compensation: Anti-Hedging and Pledging Policy” on page 28.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of each of our named executive officers. Effective for the years beginning on or after January 1, 2018, there is no exception under Section 162(m) for qualified performance-based compensation.

We will continue to consider the impact of the deduction limit under Section 162(m) when developing and implementing our executive compensation programs, but we believe the primary purpose of our executive compensation arrangements is to support our business strategy and the long-term interests of our stockholders. Therefore, we believe it is important that we maintain the flexibility to award compensation that may not be tax deductible to promote our various corporate goals.

Severance and Termination Arrangements

Our Named Executive Officers have employment agreements that provide for payments upon a termination of employment by the executive for good reason, by the Company without cause, or upon death or disability as described later in this proxy statement in the section entitled “Employment Agreements.” Likewise, the Bonus Plan provides for partial payment of bonus amounts to our Named Executive Officers upon death, disability or change in control based on the bonus amount earned prior to such triggering event. The Company believes that these agreements and plans effectively create incentives for its executives to build stockholder value without the fear of losing employment for situations other than for cause. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements.

49	Nasdaq: RUTH

Executive Compensation Tables

Summary Compensation Table

The following table summarizes the total compensation earned in 2020, 2021, and 2022 by our Named Executive Officers:

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total ($)

Cheryl J. Henry	2022	$775,000			$4,795,326	$1,004,679	$161,135	$6,736,140
President and	2021	$750,000			$2,625,007	$1,950,000	$12,810	$5,337,817
Chief Executive Officer	2020	$750,000			$1,096,972	$633,750	$62,147	$2,542,869

Kristy Chipman	2022	$550,000			$1,423,102	$411,345	$68,900	$2,453,347
EVP, CFO and COO	2021	$420,000			$541,149	$630,000	$15,033	$1,606,182
	2020	$32,308	$50,000	(4)	$841,989	$204,750	$831	$1,129,878

Susan L. Mirdamadi	2022	$232,500			$339,996	$139,608	$31,720	$743,824
EVP and Chief	2021	$340,000			$594,986	$510,000	$9,896	$1,454,883
Administrative Officer (former)	2020	$340,000			$248,652	$165,750	$23,164	$777,566

Marcy N. Lynch	2022	$395,000	$100,000	(4)	$888,744	$236,336	$38,115	$1,658,195
SVP and General Counsel	2021	$320,000			$361,863	$384,000	$11,430	$1,077,294
	2020	$18,462			$319,997	$124,800	$9,116	$472,374

David Hyatt	2022	$310,000			$488,260	$154,566	$31,814	$984,640
SVP and Chief People Officer	2021	$285,000			$299,243	$285,000	$9,613	$878,856
	2020	$266,053			$91,422	$92,625	$13,682	$463,782

(1)

Represents the grant date fair value of restricted stock, computed in accordance with ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal years 2022 (Notes 2(p) and 13), 2021 (Notes 2(q) and 14) and 2020 (Notes 2(q) and 14). The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. Amounts for each fiscal year includes the aggregate grant date fair value computed in accordance with ASC Topic 718 of restricted stock awards in such fiscal year, PSUs granted as forward looking performance awards in 2022, and restricted stock granted in 2021 and 2020 for the prior year’s performance. Amounts for each fiscal year also includes the aggregate grant date fair value

50	Nasdaq: RUTH

computed in accordance with ASC Topic 718 of grants made during such year, including the grants of restricted stock, PSUs and performance-based market stock units (“MSUs”). The amounts for the PSUs granted in 2022 reflect the grant date fair value computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement, the aggregate grant date fair value of those awards would have been: $4,795,326 for Ms. Henry, $1,423,102 for Ms. Chipman, $339,996 for Ms. Mirdamadi, $888,744 for Ms. Lynch, and $488,260 for Mr. Hyatt. The amounts for the MSUs granted to Ms. Chipman and Ms. Lynch in November and December 2020, respectively, in connection with their commencement of employment with the Company reflect the grant date fair value computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement, the aggregate grant date fair value of those MSU awards would have been: $532,914 for Ms. Chipman and $202,566 for Ms. Lynch. The actual number of MSUs that may be earned for Ms. Chipman range from 0 shares to 34,227 based on the average of the closing price of the Company’s common stock for the 10 consecutive trading days ending on the date of grant (referred to as Starting Average Closing Price) as compared to the average closing share price of the Company’s common stock for the 10 consecutive trading days ending on November 30, 2023 (referred to as Ending Average Closing Price). The actual number of MSUs that may be earned for Ms. Lynch range from 0 shares to 12,435 based on the average of the closing price of the Company’s common stock for the 10 consecutive trading days ending on the date of grant (referred to as Starting Average Closing Price) as compared to the average closing share price of the Company’s common stock for the 10 consecutive trading days ending on December 7, 2023 (referred to as Ending Average Closing Price).

(2)	The amounts in this column represent amounts earned under the Company’s Bonus Plan, which are described under “Compensation Discussion and Analysis—Bonuses.”
(3)

The amounts in the “All Other Compensation” column for fiscal 2022 consist of dividends on unvested restricted stock, automobile allowances, group life insurance premium reimbursements, and 401(k) matching contributions as follows:

Named Executive Officer	Dividends on Unvested Restricted Stock	Automobile Allowance	Group Life Insurance Premium Reimbursements	401(k) Matching Contributions

Cheryl J. Henry	$148,823	$12,000	$312	–

Kristy Chipman	$40,922	$10,800	$478	$16,700

Susan L. Mirdamadi	$22,967	$8,400	$353	–

Marcy N. Lynch	$22,087	$10,800	$366	$4,862

David Hyatt	$13,091	$8,400	$871	$9,452

(4)	Reflects a one-time bonus.

51	Nasdaq: RUTH

Grants of Plan-Based Awards Table

The following table summarizes grants of plan-based awards made to each of the Named Executive Officers during fiscal 2022:

		Estimated Possible Payout Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Cheryl J. Henry		$503,750	$1,007,500	$2,015,000
Tenure Grant (2)	2/28/2022							96,641	$2,397,663
Performance Grant (3)	2/28/2022				$1,198,832	$2,397,663	$4,795,326		$2,397,663
Kristy Chipman		$206,250	$412,500	$825,000
Tenure Grant (2)	2/28/2022							26,680	$711,551
Performance Grant (3)	2/28/2022				$355,776	$711,551	$1,423,102		$711,551
Susan L. Mirdamadi		$87,187	$174,375	$348,750
Tenure Grant (2)	2/28/2022							6,852	$169,998
Performance Grant (3)	2/28/2022				$84,999	$169,998	$339,996		$169,998
Marcy N. Lynch		$118,500	$237,000	$474,000
Tenure Grant (2)	2/28/2022							17,911	$444,372
Performance Grant (3)	2/28/2022				$222,186	$444,372	$888,744		$444,372
David Hyatt		$77,500	$155,000	$310,000
Tenure Grant (2)	2/28/2022							9,840	$244,130
Performance Grant (3)	2/28/2022				$122,065	$244,130	$488,260		$244,130

(1)

Represents possible payouts for 2022 under the Company’s non-equity incentive plans, which we refer to as the Bonus Plan as described under “Compensation Discussion and Analysis—Bonuses.” The possible payouts for 2022 are based on a combination of fiscal 2022 performance (representing 80% of the possible payout) and non-financial strategic goals (representing 20% of the possible payout), and the amount earned is reflected in the Summary Compensation Table above as “Non-Equity Incentive Plan Compensation” for 2022. Had the 2022 fiscal year EBITDA been below the Threshold amount, no bonus would have been awarded for financial performance.

(2)	Represents shares of restricted stock for fiscal 2022. These shares will vest ratably over three years (40% in the first year, 40% in the second year, and 20% in the third year) from March 13, 2022.
(3)

Represents shares of performance share units (“PSUs”) granted as a performance-based award that represents the right to receive, following vesting, shares of the Company’s common stock contingent upon the achievement of pre-established performance metrics described above under “Long-Term Incentive Plan Awards,” as approved by the Company’s Compensation Committee, over a three-year performance period beginning with the first day of the fiscal year of the grant and ending on the last day of the fiscal year of the second anniversary of the grant. These shares will cliff vest three years from March 13, 2022 and the number of shares that vest will depend on the achievement of the pre-established performance metrics. The applicable grant date fair values is computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date.

52	Nasdaq: RUTH

Outstanding Equity Awards Table

The following table summarizes the outstanding equity awards held by our Named Executive Officers as of the end of fiscal 2022:

	Stock Awards (1)
Name	Number of Shares of Stock that have not Vested (#)(2)	Market Value of Shares of Stock that have not Vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Cheryl J. Henry	41,668	$641,687
	13,069	$201,263
	21,825	$336,105
	55,528	$855,131
	24,680	$380,072
	96,641	$1,488,271	96,641 (P)	$1,488,271
Total:	253,411	$3,902,529	96,641	$1,488,271
Kristy Chipman			22,818 (M)	$351,397
	27,039	$416,401
	471	$7,253
	15,548	$239,439
	6,911	$106,429
	28,680	$441,672	28,680 (P)	$441,672
Total:	157,298	$2,422,389	51,498	$793,069
Susan L. Mirdamadi	3,750	$57,750
	2,963	$45,630
	4,947	$76,184
	12,586	$193,824
	5,595	$86,163
	6,852	$105,521	6,852 (P)	$105,521
Total:	36,693	$565,072	6,852	$105,521
Marcy N. Lynch			8,290 (M)	$167,955
	9,822	$151,259
	1,219	$18,773
	9,477	$145,946
	4,212	$64,865
	17,911	$275,829	17,911 (P)	$275,829
Total:	42, 641	$656,671	26,201	$403,495
David Hyatt	1,091	$16,801
	2,489	$38,331
	6,330	$97,482
	2,814	$43,336
	9,840	$151,536	9,840 (P)	$151,536
Total:	22,564	$347,486	9,840	$151,536
(1)	The market value is based on the Company’s closing stock price on December 23, 2022 (the last trading day of the fiscal year ended December 25, 2022), of $15.40.

53	Nasdaq: RUTH

(2)

Amounts in this column represent shares of restricted stock granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan or the 2018 Omnibus Incentive Plan. The vesting dates of outstanding unvested restricted stock grants as of December 25, 2022 are as follows:

Name	Grant Date	Equity Plan Date	Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2023	Number of Shares Vesting and Vesting Date in 2024	Number of Shares Vesting and Vesting Date in 2025 and Later
Cheryl J. Henry	8/10/2018	2018	41,668	41,668 on 8/10/2023
	2/28/2020	2018	13,069	13,069 on 3/13/2023
	3/1/2021	2018	21,825	10,912 on 3/13/2023	10,913 on 3/13/2024
	12/23/2021	2018	55,528	55,528 on 12/23/2023
	12/23/2021	2018	24,680	12,339 on 12/23/2023	12,341 on 12/23/2024
	2/28/2022	2018	96,641	38,656 on 3/13/2023	38,656 on 3/13/2024	19,329 on 3/13/2025
Kristy Chipman	11/30/2020	2018	27,039	13,519 on 11/30/2023	13,520 on 11/30/2024
	3/1/2021	2018	470	234 on 3/13/2023	237 on 3/13/2024
	12/23/2021	2018	15,548	15,548 on 12/23/2023
	12/23/2021	2018	6,910	3,454 on 12/23/2023	3,457 on 12/23/2024
	2/28/2022	2018	28,680	11,472 on 3/13/2023	11,472 on 3/13/2024	5,736 on 3/13/2025
Susan L. Mirdamadi	4/25/2017	2005	3,750	3,750 on 4/25/2023
	2/28/2020	2018	2,963	2,963 on 3/13/2023
	3/1/2021	2018	4,947	2,473 on 3/13/2023	2,474 on 3/13/2024
	12/23/2021	2018	12,586	12,586 on 12/23/2023
	12/23/2021	2018	5,595	2,796 on 12/23/2023	2,799 on 12/23/2024
	2/28/2022	2018	6,852	2,740 on 3/13/2023	2,740 on 3/13/2024	1,372 on 3/13/2025
Marcy N. Lynch	12/7/2020	2018	9,822	4,911 on 12/7/2023	4,911 on 12/7/2024
	3/1/2021	2018	1,219	608 on 3/13/2023	611 on 3/13/2024
	12/23/2021	2018	9,477	9,477 on 12/23/2023
	12/23/2021	2018	4,212	2,105 on 12/23/2023	2,108 on 12/23/2024
	2/28/2022	2018	17,911	7,164 on 3/13/2023	7,164 on 3/13/2024	3,583 on 3/13/2025
David Hyatt	2/28/2020	2018	1,091	1,091 on 3/13/2023
	3/1/2021	2018	2,489	1,243 on 3/13/2023	1,246 on 3/13/2024
	12/23/2021	2018	6,330	6,330 on 12/23/2023
	12/23/2021	2018	2,814	1,406 on 12/23/2023	1,408 on 12/23/2024
	2/28/2022	2018	9,840	3,936 on 3/13/2023	3,936 on 3/13/2024	1,968 on 3/13/2025

(3)

Amounts in this column designated with an M represent MSUs granted under the 2018 Omnibus Incentive Plan, and the number of MSUs reflected in the table is the target amount; the maximum number of MSUs subject to the award is 34,227 for Ms. Chipman and 12,435 for Ms. Lynch. The actual number of MSUs that may be earned upon vesting will be based on the average closing share price of the Company’s common stock for the 10 consecutive trading days ending on the date of grant compared to the average closing share price of the Company’s common stock for the 10 consecutive trading days ending on the third anniversary of the grant date. The earned amounts vest 50% on November 30, 2023 and December 7, 2023 for Ms. Chipman and Ms. Lynch, respectively, and 50% on November 30, 2024 and December 7, 2024 for Ms. Chipman and Ms. Lynch, respectively. Amounts in this column designated with a P represent PSUs granted under the 2018 Omnibus Incentive Plan, and the number of PSUs reflected in the table is the target amount. These performance-based awards represent the right to receive, following vesting, shares of the Company’s common stock contingent upon the achievement of pre-established performance metrics, as approved by the Company’s Compensation Committee, over a three-year performance period beginning with the first day of the fiscal year of the grant and ending on the last day of the fiscal year of the second anniversary of the grant. The associated market value of MSUs and PSUs in this table is also based on the target amount.

54	Nasdaq: RUTH

Option Exercises and Stock Vested Table

The following table summarizes the restricted stock held by our Named Executive Officers that vested during 2022:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Cheryl J. Henry	104,689	$2,125,373
Kristy Chipman	3,688	$58,391
Susan L. Mirdamadi	23,335	$486,956
Marcy N. Lynch	2,713	$45,927
David Hyatt	8,583	$170,233

(1)

The amount has been computed based on the closing price of our common stock on the vesting date. The value realized reflects the gross income to each listed Named Executive Officer and does not deduct the value of shares that were withheld to cover tax obligations.

Non-Qualified Deferred Compensation Table

We maintain a Non-Qualified Deferred Compensation plan that is unsecured and allows certain high-level Team Members, including executive officers, to voluntarily defer receipt of their salary above specified amounts and bonus payments into accounts established under the plan. These accounts are credited with earnings from amounts invested in funds available through Fidelity Investments, the plan’s record keeper, as selected by each participant. The following table summarizes contributions during 2022 by the only named executive officer who participated along with aggregate earnings/losses for the year and the aggregate balance as of December 25, 2022 We did not make any contributions to the deferred compensation plan during 2022. Named executive officers are fully vested in all contributions to the plan. The amounts listed as executive contributions are included as “Salary” in the Summary Compensation Table. The aggregate earnings are not reflected in “Other Compensation” in the Summary Compensation Table. No portion of the aggregate balance was previously reported as compensation of the named executive officer in the Summary Compensation Table for previous years.

Named Executive Officer	Executive Contributions in 2022	Company Contributions in 2022	Aggregate Earnings in 2022	Aggregate Withdrawals/Distributions in 2022	Aggregate Balance at December 25, 2022
Kristy Chipman	$231,769.25	--	$(19,444.43)	--	$212,324.82

Pension Benefits

We do not maintain any additional executive retirement programs such as executive pension plans or other executive retirement benefits.

55	Nasdaq: RUTH

Employment Agreements or Arrangements

Cheryl Henry. Effective August 2022, we entered into a revised employment agreement with Ms. Henry under which Ms. Henry agreed to serve as our President and Chief Executive Officer. Ms. Henry’s base salary was set at $775,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from August 1, 2022, with automatic one-year renewals unless otherwise terminated. Pursuant to her employment agreement, if Ms. Henry’s employment is terminated by us without “Cause,” or by Ms. Henry for “Good Reason” (as those terms are defined below) during the employment term, Ms. Henry will be entitled to: (i) continue to receive her base salary for 24 months after the date of such termination; (ii) 12 monthly payments in the aggregate equal to her prior year bonus compensation; (iii) a prorated share of earned but not paid bonus for the current year; and (iv) 24 months of automobile allowance payments pursuant to current Company guidelines. Ms. Henry would also receive 24 months of continued health, welfare and retirement benefits, all unreimbursed expenses, and continued vesting rights for her options and restricted stock for 24 months following such termination. In the event of a Change in Control, Ms. Henry will become entitled to a cash payment of the severance benefits listed in items (i) through (iv), above, and all of Ms. Henry’s equity awards will immediately vest. Ms. Henry has agreed not to compete with us or to solicit any of our Team Members or persons with whom we have certain business relationships for 12 months following her termination.

Kristy Chipman. Effective August 2022, we entered into a revised employment agreement with Ms. Chipman under which she agreed to serve as our Executive Vice President, Chief Financial Officer, and Chief Operating Officer. Ms. Chipman’s base salary was set at $550,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from August 1, 2022, with automatic one-year renewals unless otherwise terminated. Pursuant to her employment agreement, if Ms. Chipman’s employment is terminated by us without “Cause,” or by Ms. Chipman for “Good Reason” (as those terms are defined below) during the employment term, Ms. Chipman will be entitled to continue to receive her base salary for 12 months after the date of such termination, 50% of her prior year bonus compensation payable in 12 equal monthly installments, and a prorated share of earned but not paid bonus for the current year. Ms. Chipman would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses, and continued vesting rights for her equity awards in accordance with the applicable award agreement. If Ms. Chipman’s employment is terminated by the Company without Cause or by Ms. Chipman for Good Reason within 18 months following a Change in Control, all of Ms. Chipman’s equity awards will immediately vest. Ms. Chipman has agreed not to compete with us or to solicit any of our Team Members or persons with whom we have certain business relationships for 12 months following her termination.

Marcy N. Lynch. Effective August 2022, we entered into a revised employment agreement with Ms. Lynch under which she agreed to serve as our Senior Vice President, General Counsel, and Corporate Secretary. Ms. Lynch’s base salary was set at $395,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from August 1, 2022, with automatic one-year renewals unless otherwise terminated. Pursuant to her employment agreement, if Ms. Lynch employment is terminated by us without “Cause,” or by Ms. Lynch for “Good Reason” (as those terms are defined below) during the employment term, Ms. Lynch will be entitled to continue to receive her base salary for 12 months after the date of such termination, 50% of her prior year bonus compensation payable in 12 equal monthly installments, and a prorated share of earned but not paid bonus for the current year. Ms. Lynch would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses, and continued vesting rights for her equity awards in accordance with the applicable award agreement. If Ms. Lynch’s employment is terminated by the Company without Cause or by Ms. Lynch for Good Reason within 18 months following a Change in Control, all of Ms. Lynch’s equity awards will immediately

56	Nasdaq: RUTH

vest. Ms. Lynch has agreed not to solicit any of our Team Members or persons with whom we have certain business relationships for 12 months following her termination.

David Hyatt. Effective August 2022, we entered into a revised employment agreement with Mr. Hyatt under which he agreed to serve as our Senior Vice President, Chief People Officer. Mr. Hyatt’s base salary was set at $310,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from August 1, 2022, with automatic one-year renewals unless otherwise terminated. Pursuant to his employment agreement, if Mr. Hyatt’s employment is terminated by us without “Cause,” or by Mr. Hyatt for “Good Reason” (as those terms are defined below) during the employment term, Mr. Hyatt will be entitled to continue to receive his base salary for 12 months after the date of such termination, 50% of his prior year bonus compensation payable in 12 equal monthly installments, and a prorated share of earned but not paid bonus for the current year. Mr. Hyatt would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses, and continued vesting rights for his equity awards in accordance with the applicable award agreement. If Mr. Hyatt’s employment is terminated by the Company without Cause or by Mr. Hyatt for Good Reason within 18 months following a Change in Control, all of Mr. Hyatt’s equity awards will immediately vest. Mr. Hyatt has agreed not to compete with us or to solicit any of our Team Members or persons with whom we have certain business relationships for 12 months following his termination.

Mark Kupferman. Effective November 2022, we entered into an employment agreement with Mr. Kupferman under which he agreed to serve as our Senior Vice President, Chief Commercial Officer. Mr. Kupferman’s base salary was set at $365,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from November 14, 2022, with automatic one-year renewals unless otherwise terminated. Pursuant to his employment agreement, if Mr. Kupferman’s employment is terminated by us without “Cause,” or by Mr. Kupferman for “Good Reason” (as those terms are defined below) during the employment term, Mr. Kupferman will be entitled to continue to receive his base salary for 12 months after the date of such termination, 50% of his prior year bonus compensation payable in 12 equal monthly installments, and a prorated share of earned but not paid bonus for the current year. Mr. Kupferman would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses, and continued vesting rights for his equity awards in accordance with the applicable award agreement. If Mr. Kupferman’s employment is terminated by the Company without Cause or by Mr. Kupferman for Good Reason within 18 months following a Change in Control, all of Mr. Kupferman’s equity awards will immediately vest. Mr. Kupferman has agreed not to compete with us or to solicit any of our Team Members or persons with whom we have certain business relationships for 12 months following his termination.

Susan Mirdamadi. As previously reported in the Company’s Form 8-K, dated May 17, 2022, Ms. Mirdamadi retired from her role as an officer with the Company effective as of June 27, 2022. Ms. Mirdamadi’s 2018 employment agreement terminated as of her retirement date.

The employment agreements for our executive officers define “cause” as meaning, subject to any applicable cure periods, (i) an officer’s theft, embezzlement, perpetration of fraud, misappropriation of property or attempts at such; (ii) any act of disloyalty, misconduct or moral turpitude by an officer that is injurious to the Company; or (iii) an officer’s willful disregard of a lawful directive given by a superior or our Board of Directors or a violation of the Company’s employment policy.

The employment agreements for our executive officers define “good reason” to mean (i) a material diminution of, or the assignment by our Board of Directors to an officer of any material duties that are clearly inconsistent with the officer’s status, title and position, (ii) failure by the Company to pay the officer any amounts required under the officer’s employment agreement with which failure continues uncured for a period of 15 days after written

57	Nasdaq: RUTH

notice is given, (iii) a material relocation of the Company requiring the executive to relocate, (iv) upon notice of the Company’s intent not to renew the agreement, or (v) a material breach of the agreement by the Company or any material and repeated interference by the Board or Employer or stockholder with the officer’s ability or authority to discharge their duties or responsibilities.

Except as specifically described herein, all options and restricted stock issued under the Company’s equity incentive plans, whether or not then exercisable (as applicable), generally cease vesting when a grantee ceases to be employed by the Company unless otherwise provided in an employment agreement.

Estimated Cash Payments Upon Termination or Change in Control

The table below shows the estimated cash payments that our Named Executive Officers would receive if their employment were terminated under various circumstances, or in connection with a change in control, based on the terms of the plans and agreements that were in effect as of December 25, 2022.

In the event of the death or disability of a Named Executive Officer, all Named Executive Officers will receive benefits under our disability plan or payments under our life insurance plan, as appropriate. In the case of a grantee’s death or disability, the number of shares of restricted stock for which the restrictions will have lapsed within one year of the grantee’s death or disability will become fully vested. In the case of a grantee’s death or disability, one-third of the PSUs granted will become fully vested. Under Ms. Chipman’s and Ms. Lynch’s 2020 grant agreements, however, any remaining unvested restricted shares would vest as of the date of such death or disability. Under the Bonus Plan, the executive officer shall receive a vested right to their bonus payment in an amount equal to the earned bonus amount as of the time of death or disability.

In the event of a change in control during Ms. Henry’s term of employment, all equity awards held by Ms. Henry will immediately vest pursuant to the terms of her employment agreement. Ms. Chipman’s, Ms. Lynch’s, and Mr. Hyatt’s unvested shares of restricted stock would vest if they were terminated without Cause, or resigned for Good Reason, within eighteen months after a change in control. For purposes of the table below, the change in control entries for Ms. Chipman, Ms. Lynch, and Mr. Hyatt assume that a termination occurred within 18 months of a change in control. If we undergo a change in control, the committee administering the Amended and Restated 2005 Long-Term Equity Incentive Plan and the 2018 Omnibus Incentive Plan (the “Equity Plans”) may accelerate the vesting of restricted stock grants under the Equity Plans for any participants in the Equity Plans.

Ms. Mirdamadi’s employment agreement terminated as of June 27, 2022 and she received no termination payments or additional benefits upon termination of her employment agreement.

Under the Bonus Plan, the executive officer shall receive a vested right to their bonus payment in an amount equal to the earned bonus amount as of the time of the change in control.

For purposes of the Equity Plans and the Bonus Plan, a change in control is triggered if (a) any person or group is or becomes the beneficial owner of 50% or more of the Company’s voting securities, (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the stockholders was approved by at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease to constitute a majority of the Board, (c) the Company merges or consolidates with any other corporation (unless the Company’s voting securities continue to represent more than 50% of the

58	Nasdaq: RUTH

combined voting power of the surviving entity) or (d) a plan of complete liquidation or a sale or disposition of the Company of all or substantially all of its assets is consummated (other than the sale or disposition of all or substantially all of the assets of the Company to persons who beneficially own 50% or more of the Company’s voting securities).

Named Executive Officer	Cash Severance ($)(1)	Bonus ($)(2)	Continued or Accelerated Vesting of Restricted Stock ($)(3)	Continued Vesting of Options ($)	Health and Welfare Benefits ($)(4)	Automobile Allowance ($)(5)	Total ($)
Cheryl J. Henry
Termination without cause or Resignation with Good Reason	$1,550,000	$2,954,679	$3,604,863	–	$39,276	$24,000	$5,218,139
Change in Control	$1,550,000	$2,954,679	$5,390,801	–	$19,638	$12,000	$9,927,118
Death or Disability	–	$1,004,679	$3,437,121	–	–	–	$4,441,800
Kristy Chipman
Termination without cause or Resignation with Good Reason	$550,000	$726,345	–	–	$19,637	$10,800	$1,306,782
Change in Control	$550,000	$726,345	$2,001,184	–	$19,637	$10,800	$3,307,966
Death or Disability	–	$411,345	$1,473,867	–	–	–	$1,885,212
Marcy N. Lynch
Termination without cause or Resignation with Good Reason	$395,000	$528,336	–	–	$19,482	$10,800	$953,618
Change in Control	$395,000	$528,336	$1,060,167	–	$19,482	$10,800	$2,013,784
Death or Disability	–	$236,336	$730,063	–	–	–	$966,399
David Hyatt
Termination without cause or Resignation with Good Reason	$310,000	$297,066	–	–	$12,584	$8,400	$628,050
Change in Control	$310,000	$297,066	$499,022	–	$12,584	$8,400	$1,127,071
Death or Disability	–	$154,566	$295,690	–	–	–	$450,256

(1)	Includes multiples of salary specified in each Named Executive Officer’s employment agreement as described beginning on page 56.
(2)

Based on payment of (i) a percentage of the named executive officer’s performance-based cash incentive award compensation paid under the Bonus Plan in respect of fiscal 2021, and (ii) a prorated share of an earned but unpaid bonus for fiscal 2022 under the Bonus Plan in the event of a termination without cause, a resignation for good reason, death, disability or a change in control, as specified in each named executive officer’s employment agreement as described on pages 56 to 57. Because December 25, 2022 is the last business day of our fiscal year, the prorated amounts for their prorated share of an earned but unpaid bonus for fiscal 2022 presented in this table are equal to the amounts earned under each executive officer’s respective bonus plan for the entirety of fiscal 2022.

(3)

Value is based on the closing price on December 23, 2022 (the last trading day for the fiscal year ended December 25, 2022) of $15.40. Represents continued or accelerated vesting of restricted stock for the applicable period provided by each executive officer’s employment agreement, as noted on pages 56 to 57.

59	Nasdaq: RUTH

(4)

Amount represents premiums that will be paid by the Company in respect to health insurance, group term life insurance, and other medical benefits after termination of employment for the applicable period provided by each executive officer’s employment agreement, as noted above.

(5)

Based on the value, as of December 25, 2022, of the current pre-established automobile allowance that would be received by the executive officer for the applicable period provided by each executive officer’s employment agreement, as noted above.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median Team Member’s annual total compensation to the annual total compensation of our principal executive officer. We determined our median Team Member based on the total cash compensation paid during 2022 to each of our approximately 4,766 Team Members (excluding the Chief Executive Officer) as of December 25, 2022 (annualizing in the case of full- and part-time Team Members who joined the Company during 2022). The annual total compensation of the median Team Member for 2022 was $39,714. As reported in the Summary Compensation Table on page 50, our Chief Executive Officer’s compensation was $6,736,140 for 2022.

Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other Team Members is 170 to 1. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

60	Nasdaq: RUTH

Pay Versus Perfor
m
a
n
ce
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following information regarding the relationship between compensation of our CEO and NEOs and certain financial performance measures of the Company. For further information on the Company’s pay-for-performance
philosophy and how executive compensation aligns with the Company’s performance, refer to the “
Compensation Discussion and Analysis
” section of this proxy statement.
Pay vs. Performance Table

Year	Summary Compensation Table Total for PEO (1&2)	Compensation Actually Paid to PEO (1&3)	Average Summary Compensation Table Total for Non-PEO NEOs (1&2)	Average Compensation Actually Paid to Non-PEO NEOs (1&3)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) (5)	Adjusted Earnings Per Share (6)
					Total Stockholder Return (4)	Peer Group Total Stockholder Return (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$6,736,140	$4,341,122	$1,460,002	$984,172	$73.99	$80.69	$38.6	$1.29
2021	$5,337,817	$6,339,561	$1,254,304	$1,389,338	$94.60	$100.79	$42.3	$1.17
2020	$2,542,869	$1,422,429	$832,901	$442,029	$80.36	$103.67	($25.3)	($0.38)
1
NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs

2022	Cheryl Henry	Kristy Chipman, Marcy Norwood Lynch, David Hyatt, Susan Mirdamadi

2021	Cheryl Henry	Kristy Chipman, Marcy Norwood Lynch, David Hyatt, Susan Mirdamadi

2020	Cheryl Henry	Kristy Chipman, Marcy Norwood Lynch, David Hyatt, Susan Mirdamadi, Arne Haak, and Michael O’Donnell
2
Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.
3
The following table details the adjustment to the Summary Compensation Table Total Pay for our PEO, as well as the average for our other NEOs, to determine “compensation actually paid”, as computed in accordance with Item 402(v). Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

61	Nasdaq: RUTH

	PEO			Non-PEO NEO Average
	2022	2021	2020	2022	2021	2020
Summary Compensation Table Total	$6,736,140	$5,337,817	$2,542,869	$1,460,002	$1,254,304	$832,901
Less: Reported Grant Date Fair Value of Equity Awards (a)	$4,795,326	$2,625,007	$1,096,972	$785,026	449,310	$417,923
Add: Year-End Fair Value of Equity Awards Granted in the Year (b)	$2,976,543	$2,538,254	$986,873	$487,279	$440,245	$306,351
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (b)	$4,374	$673,163	($260,015)	($3,711)	$53,948	($286,489)
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$0	$0	$0	$0	$0	$44,473
Add: Change in Fair Value of Outstanding and Unvested Equity Awards (b)	($761,902)	$415,334	($790,367)	($210,433)	$90,152	($44,299)
Add: Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	$181,294	$0	$40,040	$36,061	$0	$7,015
Compensation Actually Paid	$4,341,122	$6,339,561	$1,422,429	$984,172	$1,389,338	$442,029

(a)	The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our NEOs were measured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. For MSUs, a Monte Carlo simulation was used to determine the fair value as of each measurement date prior to the vesting date, with valuation methodologies that are generally consistent with those used to estimate fair value at grant under generally accepted accounting principles. For performance-based awards, the fair values reflect the probable outcome of the performance vesting conditions as of each measurement date. See “Incentive and Stock Options Plans” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form
10-K
for the corresponding fiscal year, where we explain assumptions made in valuing equity awards at grant.

4
The amounts in this column show the cumulative total stockholder return on RUTH common stock, as well as the Dow Jones U.S. Restaurants & Bars Index, at the end of each fiscal year, assuming an initial investment of $100 on December 29, 2019 and full dividend reinvestment.
5
The amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
6
While we use numerous measures to evaluate performance under our compensation programs, Adjusted EPS (earnings per diluted share, excluding the impact of store closures, non-recurring tax
items and the impact of
unbudgeted mid-year executive
compensation changes) represents the most important financial performance measure used to link compensation actually paid to NEOs with Company performance, for the most recently completed fiscal year.

62	Nasdaq: RUTH

Pay vs. Performance Table Discussion and Analysis
In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between information presented in the Pay vs. Performance table.
Relationship Between Compensation Actually Paid (CAP) for CEO and NEOs (Average) vs. Cumulative Total Stockholder Return (TSR) of Company and the Peer Group
The following chart shows the relationship between Compensation Actually Paid to our PEO and Average Compensation Actually Paid to our Other NEOs and the Company’s TSR, as well as the relationship between the Company’s TSR and the TSR of our peer group. As shown in the chart, the value of Compensation Actually Paid generally fluctuates along with the movement of our TSR over the last two fiscal years. Also, the fluctuation in TSR is correlated with the fluctuation in the TSR of our peer group.

Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Net Income
The following chart shows the relationship between Compensation Actually Paid to our PEO and Average Compensation Actually Paid to our Other NEOs, and our Net Income. As described on pages 39 and 47, Bonus Plan Adjusted EBITDA is one of our Bonus Program measures and adjusted EPS and Revenue less breakage are our PSU performance measures. These measures are compared to goals that we set at the beginning of each year for the Bonus Program and at the beginning of each
3-year performance period
for the PSUs.
While annual net income impacts Bonus Plan Adjusted EBITDA, adjusted EPS, and Revenue less breakage, annual net income is not one of the performance measures we use in our Bonus Plan or long-term incentive plan.

63	Nasdaq: RUTH

Therefore, any relationship of CAP with the Company’s annual net income would be indirect, at best, because it is not a performance measure in our compensation program and it is not compared to any goals. While the value of Compensation Actually Paid has moved with our Net Income over the last three fiscal years, this may not always be the case in future years.

Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Adjusted EPS
The following chart shows the relationship between Compensation Actually Paid to our PEO and Average Compensation Actually Paid (“CAP”) to our Other NEOs, and our Adjusted EPS. Adjusted EPS is an important metric used in evaluating the Company’s financial performance, and is a metric in our long-term incentive plan. CAP increased along with Adjusted EPS between 2020 and 2021. In contrast, CAP decreased between 2021 and 2022, while our Adjusted EPS slightly increased. This is because CAP is impacted by multiple other performance metrics in our long-term incentive program and Bonus Program, as well as by our stock price.

64	Nasdaq: RUTH

Most Important Company Performance Measures for Determining Executive Compensation
The most important financial performance measures used by the Company to link executive compensation to company performance during fiscal year 2022 were:

●	Adjusted EPS
●	Bonus Plan Adjusted EBITDA
●	Revenue

65	Nasdaq: RUTH

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

✓ Your Board of Directors recommends a vote FOR the inclusion annually of future advisory votes on our Named Executive Officer compensation.

In Proposal No. 3, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the frequency of future non-binding votes on the compensation of our named executive officers. At our 2017 annual meeting of stockholders, a majority of our stockholders voted in favor of holding a non-binding say-on-pay vote on an annual basis. In light of those results, our Board determined that the Company would continue to hold a non-binding advisory vote on executive compensation on an annual basis, which the Company implemented and has followed since fiscal 2017. The Company is required to submit for stockholder vote, at least once every six years, a non-binding advisory resolution to determine whether the advisory stockholder vote on executive compensation should occur every one, two or three years. In this Proposal No. 3, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future advisory votes on executive compensation. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

After careful consideration, the Board of Directors believes that an advisory vote on our named executive officer compensation should be held every year, and therefore our Board of Directors recommends that you vote for a frequency of every ONE YEAR for future advisory votes on our named executive officer compensation. In this regard, the Board of Directors believes that an annual advisory vote on executive compensation will facilitate more direct stockholder input about executive compensation. An annual advisory vote on executive compensation is consistent with our policy of reviewing our compensation program annually, as well as being accountable to our stockholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for our Company at this time.

This advisory vote on frequency is required pursuant to Section 14A of the Securities Exchange Act, as amended. As an advisory vote, the results of this vote will not be binding on the Board of Directors or the Company. Although the vote is advisory and non-binding, the Board of Directors values the opinions of our stockholders, and will consider the outcome of this advisory vote when determining the frequency of the advisory vote to approve named executive officer compensation. The proxy card gives you four choices for voting on this item. You may choose whether the say-on-pay vote should be conducted EVERY ONE (1) YEAR, EVERY TWO (2) YEARS or EVERY THREE (3) YEARS. You may also abstain from voting on this item. You are not voting to approve or disapprove the Board’s recommendation on this item.

66	Nasdaq: RUTH

AUDIT MATTERS

PROPOSAL 4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
✓ Your Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2023.

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for fiscal 2023 and has further directed that our Board submit the selection of KPMG LLP for ratification by the stockholders at the annual meeting. The stockholder vote is not binding on our Audit Committee. If the appointment of KPMG LLP is not ratified, our Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to the stockholders. Even if the appointment of KPMG LLP is ratified, our Audit Committee may, in its sole discretion, terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Company and our stockholders.

Fees of Independent Registered Public Accounting Firm

The following table presents fees billed for professional services for the audit of the Company’s financial statement audits for the years ended December 25, 2022 and December 26, 2021, and fees billed for other services in fiscal years 2022 and 2021, in each case rendered by KPMG LLP.

	Fiscal Year Ending
Fee Category	December 25, 2022	December 26, 2021
Audit Fees	$702,646	$683,391
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	$1,780	$1,780
Total Fees	$704,426	$685,171

Audit Fees: Consists of fees billed or estimated to be billed for professional services rendered for the integrated audit of our consolidated financial statements and internal control over financial reporting and the review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees: None.

Tax Fees: None.

All Other Fees: Consists of fees billed for a subscription to accounting research software.

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved. Additionally, the Audit Committee must pre-approve any permissible non-audit services to be provided to the Company by the

67	Nasdaq: RUTH

independent auditor. The policy also authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

All audit and audit-related services performed by KPMG LLP in fiscal 2022 and 2021 were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Report of the Audit Committee

The Audit Committee of our Board of Directors reviewed and discussed the audited financial statements with management, which represented that the financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with management the effectiveness of our internal control over financial reporting and the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal 2022 and its evaluations of our internal control over financial reporting with KPMG LLP, our independent auditors for fiscal 2022, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of our internal control over financial reporting. The Audit Committee discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission, including AS 1301, “Communications with Audit Committees,” as adopted by the PCAOB and approved by the Securities and Exchange Commission.

The Audit Committee received the written disclosures from KPMG LLP required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, discussed with KPMG LLP its independence and considered whether the provision of non-audit services provided by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 25, 2022 for filing with the SEC. The Audit Committee has selected KPMG LLP as our independent auditor for fiscal 2023.

This report is submitted by the members of the Audit Committee:

Stephen M. King, Chairman

Giannella Alvarez

Marie L. Perry

68	Nasdaq: RUTH

INFORMATION ABOUT STOCK OWNERSHIP

Beneficial Ownership Table

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s common stock, as of the Record Date, March 29, 2023, by each person known by the Company to own more than 5% of our common stock, each director and each of the executive officers identified in the Summary Compensation Table, and by all of its directors and executive officers as a group (twelve persons). The table lists the number of shares and percentage of shares beneficially owned based on 32,795,971 shares of common stock outstanding as of March 29, 2023, which includes unvested restricted stock. Information in the table is derived from SEC filings made by such persons on Schedules 13G, 13D, and/or under Section 16(a) of the Securities Exchange Act of 1934, as amended, and other information received by the Company. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Principal Stockholders:
BlackRock, Inc. (2)	4,970,806	15.16%
FMR LLC (3)	3,815,227	11.63%
Hill Path Capital LP (4)	2,818,550	8.59%
The Vanguard Group (5)	2,537,833	7.74%

Non-Employee Directors:
Giannella Alvarez	29,845	*
Mary L. Baglivo	23,918	*
Carla R. Cooper	51,829	*
Stephen M. King	19,231	*
Michael P. O’Donnell	852,078	2.60%
Marie L. Perry	16,557	*
Robin P. Selati	24,113	*

Named Executive Officers:
Cheryl J. Henry (6)	663,076	2.02%
Kristy Chipman (7)	93,129	*
Susan L. Mirdamadi (8)	98,794	*
David Hyatt (9)	57,026	*
Marcy N. Lynch (10)	40,118	*

All directors and named executive officers as a group (12 persons)	1,969,714	6.01%

*	Less than one percent
(1)

Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are

69	Nasdaq: RUTH

determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options and warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 30, 2023 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. The amounts also include unvested shares of restricted stock for our directors and Named Executive Officers, as specified in the applicable footnotes. The amounts do not include unvested restricted stock units (“RSUs”) for our directors because no RSUs are scheduled to vest within sixty days of the Record Date. The amounts also do not include unvested Market Stock Units (“MSUs”) or Performance Share Units (“PSUs”) for our Named Executive Officers because no MSUs or PSUs are scheduled to vest within sixty days of the Record Date. The business address of each of our Named Executive Officers and directors is 1030 W. Canton Avenue, Suite 100, Winter Park, Florida 32789.

(2)

The information provided in the table and the information below reflects information reported on Schedule 13G/A filed on January 23, 2023 by BlackRock, Inc., which has sole voting over 4,931,313 shares and sole dispositive power over 4,970,806 shares. The following affiliates of BlackRock, Inc. are included in the filing: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Fund Managers Ltd, BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. The business address for the entities is 55 East 52nd Street, New York, New York 10055.

(3)

The information provided in the table and the information below reflects information reported by the stockholder on Schedule 13G filed on February 9, 2023 by FMR LLC, which has sole voting power over 3,809,432 shares and sole dispositive power over 3,815,227 shares. The following affiliates of FMR LLC are included in the filing: FIAM LLC IA, Fidelity Institutional Asset Management Trust Company BK, Fidelity Management & Research Company LLC IA, and Fidelity Management Trust Company BK. The business address for the entity is 245 Summer Street, Boston, Massachusetts 02210.

(4)

The information provided in the table and the information below reflects information reported by the stockholder on Schedule 13D/A filed on May 20, 2022 by Hill Path Capital LP, which has sole voting power over 2,818,550 shares and sole dispositive power over 2,818,550 shares. The following affiliates and manager are included in the filing: Hill Path Capital Partners II LP, a Delaware limited partnership (“Hill Path Capital II”); Hill Path Capital Partners II GP LLC, a Delaware limited liability company (“Hill Path GP II”); Hill Path Investment Holdings II LLC, a Delaware limited liability company (“Hill Path Investment Holdings II”); Hill Path Capital Partners III LP, a Delaware limited partnership (“Hill Path Capital III”); Hill Path Capital Partners III GP LLC, a Delaware limited liability company (“Hill Path GP III”); Hill Path Investment Holdings III LLC, a Delaware limited liability company (“Hill Path Investment Holdings III”); Hill Path Holdings LLC, a Delaware limited liability company (“Hill Path Holdings”); and Scott I. Ross, as the managing partner of each of Hill Path Investment Holdings II, Hill Path Investment Holdings III, Hill Path and Hill Path Holdings. The business address for the entity is 150 East 58th Street, 32nd Floor, New York, New York 10155.

(5)

The information provided in the table and the information below reflects information reported by the stockholder on Schedule 13G/A filed on February 9, 2023 by The Vanguard Group, which has sole voting power over 0 shares, shared voting power over 51,504 shares, sole dispositive power over 2,460,595 shares and shared dispositive power over 77,238 shares. The business address for the entity is 100 Vanguard Blvd., Malvern, PA 19355.

(6)

Includes 41,668 shares of restricted stock that will vest on August 10, 2023; 10,913 shares of restricted stock that will vest on March 13, 2024; 55,528 shares of restricted stock that will vest on December 23, 2023; 24,680 shares of restricted stock that will vest pro rata on an annual basis through December 23, 2024; 57,985 shares of restricted stock that will vest ratably over two years through March 13, 2025 (40%

70	Nasdaq: RUTH

in 2024 and 20% in 2025), and 56,412 shares of restricted stock that will vest ratably over three years beginning on March 13, 2024 (40% in the first year, 40% in the second year, and 20% in the third year).

(7)

Includes 27,037 shares of restricted stock that will vest pro rata on an annual basis over two years beginning on November 30, 2023; 235 shares of restricted stock that will vest on March 13, 2024; 15,548 shares of restricted stock that will vest on December 23, 2023; 6,910 shares of restricted stock that will vest pro rata on an annual basis over two years through December 23, 2024; 17,208 shares of restricted stock that will vest ratably over two years through March 13, 2025 (40% in 2024 and 20% in 2025), and 16,742 shares of restricted stock that will vest ratably over three years beginning on March 13, 2024 (40% in the first year, 40% in the second year, and 20% in the third year).

(8)

Includes 3,750 shares of restricted stock that will vest on April 25, 2023; 2,474 shares of restricted stock that will vest on March 13, 2024; 12,586 shares of restricted stock that will vest on December 23, 2023; 5,595 shares of restricted stock that will vest pro rata on an annual basis over two years through December 23, 2024; and 4,112 shares of restricted stock that will vest ratably over two years through March 13, 2025 (40% in 2024 and 20% in 2025).

(9)

Includes 1,245 shares of restricted stock that will vest on March 13, 2024; 6,330 shares of restricted stock that will vest on December 23, 2023; 2,814 shares of restricted stock that will vest pro rata on an annual basis over two years through December 23, 2024; 5,904 shares of restricted stock that will vest ratably over two years through March 13, 2025 (40% in 2024 and 20% in 2025), and 5,744 shares of restricted stock that will vest ratably over three years beginning on March 13, 2024 (40% in the first year, 40% in the second year, and 20% in the third year).

(10)

Includes 9,822 shares of restricted stock that will vest pro rata on an annual basis over two years beginning on December 7, 2023; 610 shares of restricted stock that will vest on March 13, 2024; 9,477 shares of restricted stock that will vest on December 23, 2023; 4,212 shares of restricted stock that will vest pro rata on an annual basis over two years through December 23, 2024; 10,747 shares of restricted stock that will vest ratably over two years through March 13, 2025 (40% in 2024 and 20% in 2025), and 11,911 shares of restricted stock that will vest ratably over three years beginning on March 13, 2024 (40% in the first year, 40% in the second year, and 20% in the third year).

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers, directors and greater than 10% stockholders file reports of ownership and changes of ownership of common stock with the SEC. To facilitate compliance, we have undertaken the responsibility to prepare and file these reports on behalf of our officers and directors. Based on a review of the SEC-filed ownership reports during fiscal 2022, the Company believes that all Section 16(a) filing requirements were met during the fiscal year ended December 25, 2022, except that four reports were filed late by the Company on behalf of Ms. Alvarez, Ms. Baglivo, Mr. King, and Mr. O’Donnell, each reporting a de minimis number of dividend equivalent units awarded on their deferred restricted stock units.

71	Nasdaq: RUTH

ADDITIONAL INFORMATION

Frequently Asked Questions Regarding Attendance and Voting

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the 2023 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on March 29, 2023 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of directors and executive officers and other information that the SEC requires us to provide annually to our stockholders.

If I previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail and wish to access these materials via the Internet or via electronic delivery in the future, what should I do?

If you have previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the Internet or via electronic delivery in the future, which can help us achieve a substantial reduction in our printing and mailing costs. If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the Internet. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the Internet or via electronic delivery by visiting the following website: www.proxydocs.com/RUTH.

Your election to receive your proxy materials by accessing the Internet or by electronic delivery will remain in effect for all future stockholder meetings unless you revoke it before the meeting by following the instructions on the enclosed proxy card or by calling or sending a written request addressed to:

Ruth’s Hospitality Group, Inc.

Attn: Marcy Norwood Lynch

1030 W. Canton Avenue, Suite 100

Winter Park, Florida 32789

(407) 333-7689

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker or following the instructions on the enclosed form.

72	Nasdaq: RUTH

How can I obtain paper copies of the proxy materials, 10-K, and other financial information?

Stockholders can access the 2023 proxy statement, Form 10-K, and our other filings with the SEC as well as our corporate governance and other related information on the Investor Relations page of our website at www.rhgi.com.

If you elected to receive our stockholder materials via the Internet or via electronic delivery, you may request paper copies by written request addressed to:

Ruth’s Hospitality Group, Inc.

Attn: Marcy Norwood Lynch

1030 W. Canton Avenue, Suite 100

Winter Park, Florida 32789

(407) 333-7689

We will also furnish any exhibit to the Form 10-K if specifically requested.

Who is entitled to vote at the meeting?

Holders of common stock, as of the close of business on the Record Date, March 29, 2023, will receive notice of, and be eligible to vote at, the annual meeting and at any adjournment or postponement of the annual meeting. At the close of business on the record date, we had outstanding and entitled to vote 32,795,971 shares of common stock.

How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited Guests of the Company may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one Guest. Photo identification will be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or a recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of stock of the Company as of the record date.

Any stockholder who attends the meeting in person will be required to follow social distancing guidelines and wear a mask or cloth face covering in accordance with the requirements of applicable laws, orders and the meeting venue. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 12:00 noon, and seating will begin at 12:30 p.m. For directions to the meeting, please call Elaine Gramaglia at (321) 233-2810.

Cameras (including cell phones with photographic capabilities), recording devices, and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting.

73	Nasdaq: RUTH

Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for the purposes of a quorum, provided, with regard to broker non-votes, that at least one matter to be voted upon is considered routine such that discretionary authority is available for that matter.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

By Internet	If you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.
By Telephone	If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.
By Mail	If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person	If you choose to vote in person at the Meeting, you must bring a government-issued proof of identification and either the enclosed proxy card or other verification of your ownership of shares as of the Record Date.

If you hold your shares in “street name,” you must either direct the bank, broker, or other record holder of your shares as to how to vote your shares, or obtain a legal proxy from the bank, broker, or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker, or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Our Board of Directors has designated Cheryl J. Henry and Kristy Chipman, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then your shares will be voted in accordance with the Board’s recommendations for each proposal. Our Board and management do not intend to present any matters at this time at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxies discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the Corporate Secretary of the Company before the Annual Meeting commences, returning a new proxy bearing a later date, submitting your proxy again by telephone or over the Internet, or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by returning new voting instructions to your broker, bank, or other nominee or, if you have obtained a legal proxy from your broker, bank, or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

74	Nasdaq: RUTH

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. We have retained Saratoga Proxy Consulting LLC to assist in the solicitation of proxies at an estimated cost of $6,500 plus expenses. In addition to mailing these proxy materials, certain of our officers and other Team Members may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Will stockholders be asked to vote on any other matters?

To our knowledge, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the individuals designated as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Directors will be elected by a majority of the votes cast at the meeting, in person or by proxy, which means that a nominee for director will be elected to the Board of Directors if the votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. You may not cumulate your votes for the election of directors. If a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, our amended and restated Certificate of Incorporation requires the director to promptly tender their resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Corporate Governance Committee of our Board will then recommend to our Board, and our Board will decide, whether to accept or reject the tendered resignation, or whether other action should be taken.

The approval of the advisory vote on our Named Executive Officer compensation, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Approval requires the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal, and broker non-votes will have no effect on the vote for this proposal. Although the vote is non-binding, the Board of Directors and the Compensation Committee will consider the voting results in connection with their ongoing evaluation of our compensation program.

The advisory vote on the frequency of future advisory votes on our named executive officer compensation is non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The frequency (every one year, two years, or three years) receiving the greatest number of votes will be considered the frequency recommended by stockholders. Abstentions for the proposal regarding the frequency of future advisory votes on our named executive officer compensation are considered to be present and entitled to vote at the meeting but will have no effect on this vote. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

The ratification of the appointment of KPMG LLP to serve as the Company’s independent auditors for fiscal 2023 requires the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal.

75	Nasdaq: RUTH

How are votes counted?

In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of the election. For the advisory resolution on our Named Executive Officer compensation and the ratification of the appointment of KPMG to serve as the Company’s independent auditors for fiscal 2023, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For the advisory vote on the frequency of future advisory votes on our named executive officer compensation for fiscal 2023, you may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN.” Abstentions are considered to be present and entitled to vote at the meeting and, therefore, will have the effect of a vote against the advisory resolution on our Named Executive Officer compensation and the appointment of KPMG LLP to serve as the Company’s independent auditors for fiscal 2023, but will have no effect on the vote on the frequency of future advisory votes on our named executive officer compensation.

If you hold your shares in street name, the Company has supplied copies of its proxy materials for its 2023 annual meeting of stockholders to the broker, bank, or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank, or other nominee is permitted to vote your shares on the appointment of KPMG LLP as our independent auditor without receiving voting instructions from you. In contrast, the election of directors, the advisory vote on our Named Executive Officer compensation, and the advisory vote on the frequency of future advisory votes on our Named Executive Officer compensation are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will have no effect on the outcome of the vote for directors, the advisory vote on our Named Executive Officer compensation, or the advisory vote on the frequency of future advisory votes on our Named Executive Officer compensation.

What happens if a nominee for director declines or is unable to accept election?

If any nominee should become unavailable, which is not anticipated, the persons voting the accompanying proxy may vote for a substitute nominee designated by our Board or our Board may reduce the number of directors.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement, proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in a Form 8-K within four business days following the annual meeting.

Stockholder Proposals for the 2024 Meeting

Stockholder proposals intended for inclusion in our proxy statement pursuant to Rule 14a-8 relating to the next annual meeting in 2024 must be received by us no later than December 22, 2023. Any such proposal must comply with Rule 14a-8 under the SEC’s proxy rules. Under our Bylaws, notice to us of a stockholder nomination or other proposal submitted otherwise than pursuant to Rule 14a-8 must be received at our principal executive offices no earlier than January 24, 2024 and no later than February 23, 2024. If, however, the 2024 Annual Meeting is held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date of this year’s Annual

76	Nasdaq: RUTH

Meeting, we must receive such notice no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. If not received within this timeframe, the nomination or other proposal will not be placed on the meeting agenda.

Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by the Company under those statutes, the information included under the section entitled “Compensation Committee Report” and those portions of the information included under the section entitled “Audit Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” nor be “filed” with the SEC nor be, in addition to the information included under the section entitled “Pay Versus Performance,” deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent we specifically incorporate these items by reference. Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” “would,” or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products and future environmental, social and governance performance, goals and measures. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 25, 2022. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances. Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

77	Nasdaq: RUTH

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/RUTH • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-703-0782 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Ruth’s Hospitality Group, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 29, 2023 TIME: Tuesday, May 23, 2023 1:00 PM, Local Time PLACE: Ruth’s Chris Steak House 480 N. Orlando Ave., Suite 100, Winter Park, Florida 32789 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Cheryl J. Henry and Kristy Chipman (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ruth’s Hospitality Group, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 5:00 P.M., Eastern Time, May 17, 2023, or if no choice is specified, will be voted by an independent fiduciary. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Ruth’s Hospitality Group, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 4 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of directors FOR AGAINST ABSTAIN 1.01 Giannella Alvarez FOR #P2# #P2# #P2# 1.02 Mary L. Baglivo FOR #P3# #P3# #P3# 1.03 Carla R. Cooper FOR #P4# #P4# #P4# 1.04 Cheryl J. Henry FOR #P5# #P5# #P5# 1.05 Stephen M. King FOR #P6# #P6# #P6# 1.06 Michael P. O’Donnell FOR #P7# #P7# #P7# 1.07 Marie L. Perry FOR #P8# #P8# #P8# 1.08 Robin P. Selati FOR #P9# #P9# #P9# FOR AGAINST ABSTAIN 2. To act on an advisory vote on executive compensation as disclosed in the FOR accompanying proxy statement #P10# #P10# #P10# 1YR 2YR 3YR ABSTAIN 3. To conduct an advisory vote on the frequency of future advisory votes on our named 1 YEAR executive officer compensation #P11# #P11# #P11# #P11# FOR AGAINST ABSTAIN 4. To ratify the appointment of KPMG as our independent registered public accounting FOR firm for 2023. #P12# #P12# #P12# Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date